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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSMED INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE
and
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2015

10 Finderne Avenue
Bridgewater, New Jersey 08807

Insmed Incorporated
10 Finderne Avenue
Bridgewater, New Jersey 08807
(908) 977-9900
ANNUAL MEETING OF SHAREHOLDERS

April 15, 2015

To the Shareholders:

        We cordially invite you to attend the 2015 Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 21, 2015, at 9:00 a.m. local time (the "Annual Meeting"). A formal notice of the meeting, together with a proxy statement and proxy form, is enclosed with this letter. The notice points out that you will be asked to:

  1.
  elect two Class III directors, David Brennan and Melvin Sharoky, M.D., to serve until the 2018 Annual Meeting of Shareholders;

  2.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

  3.
  to approve the adoption of the Insmed Incorporated 2015 Equity Incentive Plan and authorize the reservation of 5,000,000 shares of our common stock for issuance under such plan; and

  4.
  transact such other business as may properly come before the meeting.

        Please read the notice and proxy statement carefully, and vote by telephone, electronically through the internet, by completing, signing and mailing the enclosed proxy card promptly, or in person at the Annual Meeting. You may inspect a list of shareholders of record at the Company's headquarters during regular business hours during the period before the Annual Meeting and the list of shareholders shall be available at the Annual Meeting for inspection at any time.

        Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares of Insmed common stock you own, please vote promptly.

Sincerely yours,
/s/ DONALD HAYDEN, JR. DONALD HAYDEN, JR. Chairman of the Board

INSMED INCORPORATED
10 Finderne Avenue
Bridgewater, New Jersey 08807
(908) 977-9900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Shareholders of Insmed Incorporated will be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 21, 2015, at 9:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), for the following purposes:

  1.
  To elect two Class III directors, David Brennan and Melvin Sharoky, M.D., to serve until the 2018 Annual Meeting of Shareholders;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

  3.
  To approve the adoption of the Insmed Incorporated 2015 Equity Incentive Plan (the "2015 Incentive Plan") and authorize the reservation of 5,000,000 shares of our common stock for issuance under the 2015 Incentive Plan; and

  4.
  To transact such other business as may properly come before the meeting.

        Holders of record of shares of Insmed common stock at the close of business on April 7, 2015, will be entitled to vote at the Annual Meeting.

        You are requested to vote promptly by telephone, electronically through the internet, or by completing, signing and mailing the enclosed proxy card, regardless of whether you expect to attend the Annual Meeting. If you are present at the Annual Meeting, you may vote in person even if you already have sent in your proxy.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari Corporate Secretary

April 15, 2015

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 21, 2015

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2015 ANNUAL MEETING AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, AS AMENDED BY THE FORM 10-K/A FILED ON MARCH 30, 2015, ARE AVAILABLE AT: www.insmed.com under the heading "Investor Relations—SEC Filings."

In this Proxy Statement, we use the words "Insmed Incorporated" to refer to Insmed Incorporated, a Virginia corporation, and we use the words "Company," "Insmed," "we," "us" and "our" to refer to Insmed Incorporated and its consolidated subsidiaries. InsmedTM and ARIKAYCETM, are trademarks of Insmed Incorporated. This Proxy Statement also contains trademarks of third parties. Each trademark of another company appearing in this Proxy Statement is the property of its owner.

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
of
INSMED INCORPORATED
To be held May 21, 2015

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

        The Board of Directors (the "Board") of Insmed Incorporated is soliciting your proxy for the Annual Meeting of Shareholders to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, on May 21, 2015, at 9:00 a.m., local time and any adjournment or postponement thereof (the "Annual Meeting"). We intend to begin mailing the proxy statement and related proxy materials to shareholders on or about April 15, 2015.

Information about the Annual Meeting

        Who May Vote.    Shareholders of record at the close of business on April 7, 2015 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, we had 61,501,770 outstanding shares of our common stock, $0.01 par value per share (the "Common Stock"). Each share of our Common Stock entitles the holder to one vote with respect to all matters submitted to shareholders at the Annual Meeting. Beneficial owners of shares of our Common Stock may direct the record holder of the shares on how to vote the shares held on their behalf.

        Shareholders of Record.    If on the Record Date, shares of our Common Stock were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person or by proxy at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will take the time to vote your shares.

        How can you vote? If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

  1.
  By Telephone—Dial 1-800-690-6903 using any touch-tone phone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the voting instructions given to you over the phone.

  2.
  By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

  3.
  By Internet—If you have Internet access, you may authorize the voting of your shares by following the "Submit a proxy by Internet" instructions set forth on the enclosed proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

  4.
  In Person at the Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

        Beneficial Owners of Shares.    If on the Record Date, your shares of our Common Stock were not held in your name, but rather were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting and is required to vote those shares in accordance with your instructions. If you do not give instructions to the organization holding your account, then the organization will have discretion to vote the shares with respect to "routine" matters but will not be permitted to vote the shares with respect to "non-routine" matters. Accordingly, if you do not instruct your broker or other agent on how to vote your shares with respect to the "non-routine" matters, your shares will be "broker nonvotes" with respect to that proposal, which means your shares will not be voted. Proposal 1, the election of directors, is a non-routine matter. Proposal 2, the ratification of independent registered public accounting firm, is a routine matter. Proposal 3, the approval of the 2015 Incentive Plan, is a non-routine matter. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you are a beneficial owner and not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

        Quorum and Vote Required to Approve Each Item on the Proxy.    Shares of our Common Stock representing a majority of the votes entitled to be cast on a matter at the Annual Meeting will constitute a quorum for the transaction of business with respect to such matter, unless otherwise provided by law or in our Articles of Incorporation, as amended ("Articles of Incorporation").

        Proposal 1, the election of directors, requires the affirmative vote of the holders of a plurality of the votes cast in the election of directors. This means that the nominee(s) who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Signing and returning your proxy will constitute a vote "for" the nominees unless your proxy specifies that you are withholding authority to vote for the nominees or for a specific nominee. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast. In the event that any of the nominees are unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board selects a substitute nominee, the shares represented by proxy will be voted "for" the substitute nominee unless other instructions are given in the proxy. The Board has no reason to believe that any nominee will be unavailable.

        Proposal 2, ratification of a registered public accounting firm, does not require shareholder ratification under Virginia law, our Articles of Incorporation or our Amended and Restated Bylaws ("Bylaws"). However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. In the event that Proposal 2 is not approved, the Audit Committee of the Board will consider the vote and the reasons therefore in future independent auditor selection decisions.

        Proposal 3, approval of the 2015 Incentive Plan, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. Any votes that are withheld and any broker non-votes will not be included in determining the number of votes cast.

        Revoking a Proxy.    Anyone giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivering a later dated proxy or written notice of revocation to our Corporate Secretary. Attendance at the Annual Meeting will not itself revoke a proxy. A proxy, if executed and not revoked, will be voted at the Annual Meeting.

        Cost of Soliciting Proxies.    We will pay the cost of soliciting proxies. In addition to the use of mail, proxies may be solicited in person or by telephone by our employees. We have engaged Proxy Advisory Group to assist us in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Proxy Advisory Group approximately $10,000 for their services and reimburse them for their out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. We will indemnify Proxy Advisory Group from any losses arising from that firm's proxy soliciting services on our behalf.

Principal Executive Offices of Insmed

        The address of our principal executive offices is 10 Finderne Avenue, Bridgewater, New Jersey, 08807.

Forward-Looking Statements

        This proxy statement contains "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, and in our periodic reports on Form 10-Q and Form 8-K filed with the SEC.

 PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

        The Board has nominated two current Class III directors, David Brennan and Melvin Sharoky, M.D. (the "nominees" and each a "nominee") for re-election at the Annual Meeting for the three-year term expiring at the 2018 Annual Meeting of Shareholders. Each of the nominees was recommended for election by the Nominations and Governance Committee and the other members of the Board. Below is some information on the nominees.

        David Brennan.    Mr. Brennan joined Insmed's Board of Directors in May 2014. From 2006 to 2012, Mr. Brennan was the Chief Executive Officer of AstraZeneca PLC (NYSE: AZN), a global biopharmaceutical company. Previously at AstraZeneca, Mr. Brennan served as Executive Vice President of North America from 2001 to 2006; and as Senior Vice President of Commercialization and Portfolio Management from 1999 to 2001. Mr. Brennan also served as a member of the Board of Directors of AstraZeneca from 2005 to 2012. Prior to AstraZeneca, Mr. Brennan held various positions at Astra Pharmaceuticals, L.P., Astra Merck, Inc. and Merck and Co. Inc. Mr. Brennan also serves as a member of the board of directors of Alexion Pharmaceuticals (Nasdaq: ALXN) and a member of the Supervisory Board of Innocoll AG (Nasdaq: INNL). Mr. Brennan received a B.A. in Business Administration from Gettysburg College.

        Key Attributes, Experience and Skills: Mr. Brennan has more than 37 years of experience in the pharmaceutical industry. The Board believes that Mr. Brennan's public company and public company board experience, including roles in executive management, commercialization and product management makes him a valuable asset to the Board.

        Melvin Sharoky, M.D.    Dr. Sharoky has been a member of our Board since May 2001 and served as Chairman of our Board from June 2009 to December 2010. Since January 2008, Dr. Sharoky has been retired. From 2007 to 2012, he was a member of the board of directors of Par Pharmaceutical Companies, Inc. (NYSE:PRX), a publicly-traded pharmaceutical manufacturer. From 2002 to 2007, Dr. Sharoky was President and Chief Executive Officer of Somerset Pharmaceuticals, Inc. Dr. Sharoky continued as a consultant to Somerset until 2007. From 2001 to 2002, Dr. Sharoky was retired. From July 1995 to June 2001, Dr. Sharoky served as President of Somerset Pharmaceuticals. From 1995 through 1998, Dr. Sharoky was President of Watson Pharmaceuticals, Inc. (now Actavis plc), and from 1993 to 1998 he was President and Chief Executive Officer of Watson's wholly-owned subsidiary, Circa Pharmaceuticals, Inc. From 1988 to 1993, Dr. Sharoky held various senior executive positions with Circa Pharmaceuticals. From February 1986 to June 1988, Dr. Sharoky was Vice President and Chief Medical Officer of Pharmakinetics Laboratories, Inc. Dr. Sharoky holds a Bachelor of Arts degree in biology from the University of Maryland in Baltimore County and a Doctor of Medicine degree from the University of Maryland School of Medicine.

        Key Attributes, Experience and Skills: Dr. Sharoky has more than 28 years of experience in the pharmaceutical industry. The Board believes that, in addition to his medical experience as a physician, Dr. Sharoky's background as an executive of pharmaceutical companies brings senior management, leadership, financial and strategic planning experience to our Board.

        Randall W. Whitcomb, M.D, who currently serves as a Class III director and as a member of the Compensation Committee and Nominations and Governance Committee, is not standing for reelection to our Board at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE CLASS III DIRECTOR NOMINEES.

The Board

        Our Articles of Incorporation provide that our Board shall consist of not more than 12 directors, with the exact number to be prescribed by our Bylaws. Our Bylaws provide that the number of directors constituting our Board shall be designated by a resolution of the Board but shall be not less than six or more than ten. Our Bylaws are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." Our Board has adopted resolutions designating up to nine directors. The directors are divided into three classes—Class I, Class II and Class III. Each class of directors serves for three years on a staggered term basis.

        The Board has nominated two Class III directors, each of whom is currently a director with a term of office that expires at our 2015 Annual Meeting of Shareholders: David Brennan and Melvin Sharoky, M.D. If re-elected, their term of office will expire at our 2018 Annual Meeting of Shareholders. The term of the Class I directors, Alfred F. Altomari, Steinar J. Engelsen, M.D., and William H. Lewis, will expire at the 2016 Annual Meeting of Shareholders. The term of the Class II directors, Donald Hayden, Jr., David W.J. McGirr, and Myrtle Potter, will expire at the 2017 Annual Meeting of Shareholders.

        The following table sets forth the names of the directors nominated to be re-elected at the Annual Meeting and the names of the continuing directors not subject to re-election, the year each such person was first elected as a director, the positions currently held by each such person, the year such person's current term as a director will expire and the director class to which such person belongs or will belong:

Nominee's or Director's Name	Age	Position(s) with the Company	Year First Became Director and Year Current Term Will Expire	Class of Director
Nominees for Class III Directors:
David Brennan(1)	61	Director	2014 - 2018	III
Melvin Sharoky, M.D.(2)(3)	64	Director	2001 - 2018	III
Continuing Directors:
Alfred F. Altomari(4)(5)	56	Director	2012 - 2016	I
Steinar J. Engelsen, M.D.(5)(6)	64	Director	1999 - 2016	I
William H. Lewis	46	President and CEO, Director	2012 - 2016	I
Donald Hayden, Jr.	59	Chairman of the Board	2010 - 2017	II
David W.J. McGirr(7)	60	Director	2013 - 2017	II
Myrtle Potter	56	Director	2014 - 2017	II

(1)
Mr. Brennan joined the Compensation Committee in May 2014.

(2)
Member of the Nominations and Governance Committee.

(3)
Member of the Compensation Committee.

(4)
Chairman of the Compensation Committee.

(5)
Member of the Audit Committee.

(6)
Chairman of the Nominations and Governance Committee.

(7)
Chairman of the Audit Committee.

  Incumbent Directors Whose Term Expires at the 2016 Annual Meeting of Shareholders (Class I Directors).

        Alfred F. Altomari.    Mr. Altomari was elected to our Board in August 2012. Since October 2010, Mr. Altomari has served as President and Chief Executive Officer of Agile Therapeutics ("Agile"; Nasdaq: AGRX), a women's health specialty pharmaceutical company. Mr. Altomari is also a member of Agile's board of directors and prior to being named President and Chief Executive Officer, he served as Agile's Executive Chairman from 2004 to 2010. From 2008 to September 2010, Mr. Altomari was also a consultant to Agile. From 2003 to 2008, Mr. Altomari held multiple senior management positions at Barrier Therapeutics, Inc. ("Barrier"), including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer. In 2008, in his role as Chief Executive Officer and as a member of Barrier's board of directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the board of directors of Recro Pharma, Inc. Mr. Altomari holds a Master of Business Administration degree from Rider University and Bachelor of Science degrees in finance and accounting from Drexel University.

        Key Attributes, Experience and Skills: Mr. Altomari is a pharmaceutical industry veteran with more than 30 years of experience. The Board believes that Mr. Altomari's experience in pharmaceutical companies with commercialized products, the launch of certain products and more than 20 years of focus on the development and marketing of specialty pharmaceutical products makes him uniquely suited to guide the Board in strategic planning, operational and commercial matters.

        Steinar J. Engelsen, M.D.    Dr. Engelsen has been a member of our Board since our inception in November 1999 and was a director of Insmed Pharmaceuticals, our predecessor entity, from 1998 to 2000. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. In addition, from January to November 2000, Dr. Engelsen was acting chief executive officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and its affiliated companies. He was responsible for therapeutic research and development, serving as Senior Vice President, Research and Development of Nycomed Pharma AS from 1994 until 1996. Dr. Engelsen also serves on the board of directors of Capnia, Inc. (Nasdaq: CAPN), a medical device company. Dr. Engelsen holds a Master of Science degree in nuclear chemistry and a Doctor of Medicine degree from the University of Oslo and is a Certified European Financial Analyst.

        Key Attributes, Experience and Skills: Dr. Engelsen has more than 20 years of experience in the pharmaceutical industry, including his experience as a financial analyst and as an investor in biopharmaceutical companies. The Board believes that Dr. Engelsen's finance and management experience in biopharmaceutical companies enables him to provide operating insights.

        William H. Lewis.    Mr. Lewis joined us in September 2012 as our President and Chief Executive Officer and as a member of our Board. From 2011 to 2012, Mr. Lewis was a consultant and acted in that capacity to our Board from June 2012 until September 2012. Mr. Lewis is a former co-founder, in 2005, of Aegerion Pharmaceuticals, Inc. ("Aegerion"; Nasdaq: AEGR), a biopharmaceutical company focused on developing therapies for rare diseases. At Aegerion, Mr. Lewis served in a series of successively more senior executive administrative and financial roles, notably serving as Chief Financial Officer from March 2005 to August 2009, at which time he became President and served in that role until June 2011. Prior to Aegerion, Mr. Lewis spent more than 10 years working in the United States and Europe in investment banking for JP Morgan, Robertson Stephens, and Wells Fargo. Mr. Lewis serves on the Supervisory Board of uniQure, N.V. (Nasdaq: QURE), a Netherlands-based gene therapy company, and the Board of Trustees of Oberlin College. Mr. Lewis holds a Bachelor of Arts degree cum laude from Oberlin College, a Master of Business Administration from Case Western Reserve University and a Juris Doctor with Honors from Case Western Reserve University. Prior to attending graduate school he worked in the Foreign Service for the U.S. Government.

        Key Attributes, Experience and Skills: Mr. Lewis has more than 10 years of executive experience in the life sciences industry and a track record of success for over 20 years in the pharmaceutical and finance industries both in the United States and internationally. During his tenure at Aegerion, Mr. Lewis played a pivotal role in re-orienting the company's strategy to focus on orphan disease indications enabling Aegerion to go public in one of the best performing initial public offerings of 2010. The Board believes that Mr. Lewis brings significant qualifications including his experience as a seasoned entrepreneur and senior executive with a fast-growing biotechnology company. In addition, Mr. Lewis offers the Board significant insights and experience with financing, orphan drug technology, and international business development.

  Incumbent Directors Whose Term Expires at the 2017 Annual Meeting of Shareholders (Class II Directors)

        Donald Hayden, Jr.    Mr. Hayden has been a member of our Board since December 2010. Mr. Hayden has been the non-Executive Chairman of our Board since December 2010, except for the period from May 2012 to September 2012, when he acted as our Executive Chairman during a transition of senior level management. He previously served as the Executive Chairman of Transave, a biotechnology company, from 2006 until 2010, when Transave was acquired by Insmed. From 1981 to 2006, Mr. Hayden was an executive with Bristol-Myers Squibb Company, where he served in key executive roles including President of Global Pharmaceuticals; Executive Vice President and President, Americas; Executive Vice President of the Health Care Group; President of Oncology and Immunology; and Senior Vice President of Worldwide Franchise Management and Business Development. Mr. Hayden currently serves as Chairman of Vitae Pharmaceuticals, Inc. (Nasdaq: VTAE) and as lead independent director of Amicus Therapeutics Inc. (Nasdaq: FOLD), both of which are clinical-stage biopharmaceutical companies. Mr. Hayden also serves on the boards of directors for four privately-held companies: Alvine Pharmaceuticals; Nora Therapeutics; ReGenX Biosciences; and Dimension Therapeutics. Mr. Hayden is also a senior advisor to Prospect Venture Partners, a venture capital firm. Mr. Hayden holds a Bachelor of Arts degree in general studies from Harvard University and a Master of Business Administration degree from Indiana University.

        Key Attributes, Experience and Skills: Mr. Hayden has more than 30 years of pharmaceutical industry experience, including roles in executive management, commercialization, business development, and financial and strategic planning. This extensive experience makes him a valuable asset to our Board. Furthermore, Mr. Hayden's leadership abilities and experiences make him particularly well qualified to be our Chairman.

        David W.J. McGirr.    Mr. McGirr has been a member of our Board since October 2013. From March 2013 to June 2014, Mr. McGirr served as a Senior Advisor to the Chief Executive Officer of Cubist Pharmaceuticals, Inc. (Nasdaq: CBST), a biopharmaceutical company that was acquired by Merck and Co. in December of 2014. He previously served as Senior Vice President and Chief Financial Officer from November 2002 to March 2013, and as Treasurer from 2002 until 2003. From 1999 to 2002, Mr. McGirr was the President and Chief Operating Officer of hippo inc, a venture-financed internet technology company, and was also a member the hippo inc. board of directors from 1999 to 2003. From 1996 to 1999, he was the President of GAB Robins North America, Inc., a risk management company, serving also as Chief Executive Officer from 1997 to 1999. Mr. McGirr was a private equity investor from 1995 to 1996. From 1978 to 1995, Mr. McGirr served in various positions within the S.G. Warburg Group, ultimately as Chief Financial Officer, Chief Administrative Officer and Managing Director of S.G. Warburg & Co., Inc., a position held from 1992 to 1995. Mr. McGirr serves on the board of directors of Relypsa, Inc. (Nasdaq: RLYP), a clinical-stage biopharmaceutical company, and Roka Bioscience, Inc. (Nasdaq: ROKA), a molecular diagnostics company. Mr. McGirr holds a Bachelor of Science degree in civil engineering from the University of Glasgow and a Master of Business Administration degree from The Wharton School at the University of Pennsylvania.

        Key Attributes, Experience and Skills: Mr. McGirr has more than 30 years of experience as a senior financial executive including 11 years at Cubist, which secured a number of product approvals and launched these products across multiple markets during his tenure. The Board believes that Mr. McGirr brings a unique combination of skills to the Board, including public company and public company board experience, capital markets insight, operational and corporate development experience and significant expertise in the healthcare sector, specifically with infectious diseases, and that his background is ideally suited to help guide the Company in building a commercial biopharmaceutical company with a franchise of novel therapies at the intersection of orphan, pulmonary, and infectious diseases.

        Myrtle Potter.    Ms. Potter has been a member of our Board since December 2014. Ms. Potter serves as a Director of Rite Aid (NYSE: RAD), Everyday Health (NYSE: EVDY), Liberty Mutual Holding Company, and Proteus Digital Health, and as a Trustee of The University of Chicago. She served on the Board of Medco Health Solutions (NYSE: MHS) from December 2007 until its acquisition by Express Scripts (Nasdaq; ESRX) in April 2012, and continued as a Director of Express Scripts until June 2012. Ms. Potter is the Chief Executive Officer of Myrtle Potter & Company, LLC, a global healthcare advisory firm. She has served in this capacity from 2005 to present. From 2000 to 2005, Ms. Potter was President of Commercial Operations and Chief Operating Officer at Genentech, where she also served as a member of the Executive Committee. At Genentech, Ms. Potter led the commercialization of a robust portfolio, including Avastin™, Rituxan™, Herceptin™, Tarceva™, Xolair™, Nutropin™, Activase™ and TNkase™. Prior to Genentech, Ms. Potter was President of Bristol-Myers Squibb's $3.5 billion, 3,500-person U.S. Cardiovascular and Metabolic business. Before Bristol-Myers Squibb, Ms. Potter was with Merck & Co. for fourteen years. Her last job at Merck was as Vice President of an $800 million U.S. pharmaceutical business unit. She began her career at Procter & Gamble Company. Ms. Potter holds a Bachelor of Arts degree in Political Science from The University of Chicago.

        Key Attributes, Experience and Skills: Ms. Potter has over 30 years of experience in the pharmaceutical industry. The Board believes that Ms. Potter's experience, including extensive commercial and operational experience leading pharmaceutical companies in bringing new therapies to market, makes her well-suited to guide the Board in operational and commercial matters.

  Incumbent Director Not Standing for Reelection

        Randall W. Whitcomb, M.D.    Dr. Whitcomb has been a member of our Board since November 2001, and served as our designated lead independent director from May 2012 to July 2013. Since 2008, Dr. Whitcomb has been a consultant to various companies and serves as a senior advisor to Frazier Healthcare, a venture capital firm. From 2001 to 2006, Dr. Whitcomb was Chief Medical Officer of Quatrx Pharmaceuticals, Inc., a privately-held, drug development company he founded. From 1992 through 2000, Dr. Whitcomb held various management positions with Parke-Davis Pharmaceutical Research, Inc., a division of Warner Lambert Company, serving as Vice President of Drug Development with particular responsibility for the development and approval of products for women's health care, metabolic diseases and diabetes. After Pfizer acquired Warner Lambert, Dr. Whitcomb was Vice President Global Project Management for Pfizer Global Research and Development. From 1987 through 1992, Dr. Whitcomb was on the faculty of Massachusetts General Hospital and Harvard Medical School. Dr. Whitcomb serves on the board of directors of Atterocor, a private drug development company. Dr. Whitcomb holds a Bachelor of Arts degree in biology and chemistry from Tabor College and a Doctor of Medicine degree from the University of Kansas.

        Dr. Whitcomb currently serves as a Class III director and as a member of the Compensation Committee and Nominations and Governance Committee. Dr. Whitcomb is not standing for reelection to our Board at the 2015 Annual Meeting.

Executive Officers

        The following table sets forth our current executive officers, their ages, the positions currently held by each such person as of the date of this Proxy Statement and the period holding such positions.

Name	Age	Position(s)	Period During Which Officer Served in Such Position(s)
William H. Lewis	46	President and Chief Executive Officer	September 2012—Present
Andrew T. Drechsler	43	Chief Financial Officer	November 2012—Present
Christine Pellizzari	47	General Counsel and Corporate Secretary	July 2013—Present
S. Nicole Schaeffer	46	Senior Vice President, Human Resources and Corporate Services	January 2013—Present
Peggy J. Berry	47	Vice President, Regulatory	February 2014—Present
Eugene Sullivan, M.D.	50	Chief Medical and Scientific Officer	March 2015—Present
Mark A. Quigley Ph.D.	62	Vice President, Quality Assurance	September 2014—Present

        William H. Lewis.    Mr. Lewis's biographical information is summarized above under "The Board."

        Andrew T. Drechsler.    Mr. Drechsler joined Insmed as Chief Financial Officer in November 2012. Mr. Drechsler has 18 years of financial and operational leadership experience in both public and private life sciences companies. From 2007 to 2012, Mr. Drechsler was Chief Financial Officer of VaxInnate Corporation, a privately held biotechnology company. From 2005 to 2007, Mr. Drechsler was Chief Financial Officer of Valera Pharmaceuticals, a publicly traded specialty pharmaceutical company that was acquired by Indevus Pharmaceuticals, and is now part of Endo Pharmaceuticals. From 1997 to 2005, Mr. Drechsler held senior financial positions with i-STAT, now part of Abbott Laboratories, and Biomatrix, now part of Sanofi. From 1994 to 1997, Mr. Drechsler was an auditor with Coopers & Lybrand during which time he became a certified public accountant. Mr. Drechsler graduated magna cum laude with a Bachelor of Science degree in accounting from Villanova University.

        Christine Pellizzari.    Ms. Pellizzari joined Insmed in July 2013. Ms. Pellizzari has over 20 years of senior-level leadership experience in the global biotechnology and pharmaceutical industry. From August 2007 to December 2012, Ms. Pellizzari served as Executive Vice President, General Counsel and Secretary for Aegerion. From 1998 to 2007, Ms. Pellizzari served as Senior Vice President, General Counsel and Secretary of Dendrite International, Inc., a publicly traded company that provided sales effectiveness, promotional and compliance solutions to the global pharmaceutical industry. Prior to Dendrite, Ms. Pellizzari practiced law at the firm of Wilentz, Goldman & Spitzer where she specialized in health care transactions and related regulatory matters. Before joining Wilentz, Ms. Pellizzari served as a law clerk to the Honorable Reginald Stanton, Assignment Judge for the Superior Court of New Jersey. Ms. Pellizzari received her Bachelor of Arts degree, cum laude, from the University of Massachusetts, Amherst and her Juris Doctor degree from the University of Colorado, Boulder.

        S. Nicole Schaeffer.    Ms. Schaeffer joined Insmed in January 2013 as Senior Vice President, Human Resources and Corporate Services. From October through December 2012 Ms. Schaeffer was a consultant and served us in that capacity through December 2012. Ms. Schaeffer has more than 20 years of experience in Human Resources, organizational development, corporate operations and building life science organizations. From March 2005 to June 2012, Ms. Schaeffer served as Senior Vice President, Administration and Human Resources, for Amicus Therapeutics (Nasdaq: FOLD) where she was responsible for the human resources, facilities and IT functions. Prior to Amicus, she served as

Senior Director, Human Resources, for three portfolio companies of Flagship Ventures, a venture capital firm, and in that capacity she managed human resources for three life sciences companies. Ms. Schaeffer has also held HR leadership positions with Oak Industries, from 1997 to 2000, and EMC Corporation, from 1994 to 1996. Ms. Schaeffer received her Bachelor of Arts degree from the University of Rochester and her Master of Business Administration degree from Boston University.

        Peggy J. Berry.    Ms. Berry joined Insmed in February 2014 as Vice President of Regulatory Affairs. Ms. Berry has more than 25 years of experience in the pharmaceutical industry and began her career at the U.S. Food and Drug Administration ("FDA"). From March 2009 to February 2014, Ms. Perry was Vice President, Regulatory Affairs & Quality, of Amarin Pharma Inc., (Nasdaq: AMRN) a publicly held biopharmaceutical company. From 2006 to 2009, Ms. Perry was Senior Vice President, Quality & Regulatory Affairs, of Dyax Corp (Nasdaq: DYAX). From 2005 to 2006, Ms. Perry was Senior Director, Regulatory Affairs, of MGI Pharma, Inc. (now Eisai Inc.). Prior to that, Ms. Perry served in a number of regulatory and clinical director roles including as Director of Regulatory Affairs for AstraZeneca from 2005 to 2006 and as Director of Regulatory Affairs and acting Director, Clinical Affairs, for Dey, LP., which was eventually acquired by Mylan, from 1997 to 2001. Prior to that, Ms. Berry held regulatory roles at two contract research organizations, Ilex Oncology Inc. from 1996 to 1997, and Cato Research Ltd from 1992 to 1996. From 1985 to 1992, Ms. Berry served at the U.S. FDA. Ms. Berry has a Bachelor of Science degree in Biology from Charter Oak State College in Connecticut and a Master of Business Administration degree from The University of Phoenix.

        Eugene J. Sullivan, M.D.    Dr. Sullivan joined Insmed in March, 2015 as Chief Medical and Scientific Officer. Dr. Sullivan has more than 20 years of experience with a focus on pulmonary and orphan diseases and has trained as a medical doctor in internal medicine, pulmonary medicine and critical care medicine. Since 2012, Dr. Sullivan has also functioned as a consultant widely advising others on strategic regulatory and clinical drug development matters and similarly served Insmed from January 2014 to March 2015. From 2007 through 2012, Dr. Sullivan was the Chief Medical Officer of United Therapeutics Corporation ("United Therapeutics"; Nasdaq: UTHR). From 2006 to 2012, Dr. Sullivan also served as the Chief Medical Officer of Lung Rx, LLC ("Lung Rx"), a wholly-owned subsidiary of United Therapeutics, and from 2010 to 2012 also fulfilled the responsibilities of Chief Clinical Development Officer at Lung Rx. From 1999 through 2006, Gene held successively senior positions at the U.S. Food and Drug Administration, including Deputy Director of the Division of Pulmonary and Allergy Products. Dr. Sullivan graduated summa cum laude from the University of Maryland with a Bachelor of Science degree. Dr. Sullivan earned his medical degree from the University of Maryland, School of Medicine and conducted his internship and residency in Internal Medicine at the Medical College of Virginia. Dr. Sullivan completed his fellowship training in Pulmonary and Critical Care Medicine at the University of Colorado Health Sciences Center and received a Masters of Pulmonary Vascular Disease from the University of Bologna in Italy.

        Mark A. Quigley, Ph.D.    Dr. Quigley joined Insmed in September 2013 as Vice President Quality Assurance. Dr. Quigley brings over 30 years of pharmaceutical industry experience spanning a number of operational areas including clinical research, medical affairs, pharmacovigilance, regulatory affairs and quality assurance. From April 2010 to May 2013, Dr. Quigley was the Executive Vice President of Quality and Compliance at Icon plc (Nasdaq: ICLR), a contract research organization (CRO), where he was responsible for quality assurance and training for all divisions of the company globally. From September 2004 to March 2010, Dr. Quigley held the position of Vice President, Global Quality & Compliance for Sanofi Aventis. From March 2000 to September 2004, Dr. Quigley served as Global Head, Vice President, Quality Assurance & Compliance, and Regulatory Chemistry-Manufacturing & Controls, of Aventis Pharmaceuticals. From 1995 to 1999, Dr. Quigley served as Global Vice President, Corporate Regulatory, at Hoechst Marion Roussel. Prior to that, Dr. Quigley held a series of successively senior regulatory, quality assurance and compliance positions at Marion Merrell Dow and Marion Laboratories, Inc., and also served as an adjunct assistant professor of Pharmacy at the

University of Missouri. Dr. Quigley holds a Bachelor of Science degree in Pharmacy, a Master of Science in Pharmaceutical Science and a Ph.D. in Pharmaceutical Science with a minor in Quantitative Analysis, and has earned a certified fraud examiner (CFE) certificate.

CORPORATE GOVERNANCE

Corporate Governance Matters

        Code of Business Conduct and Ethics.    We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer, controller and any person performing similar functions) and employees. Our Code of Business Conduct and Ethics contains written standards designed to communicate our expectations of our directors, officers and employees when making decisions and conducting themselves in corporate activities, including the ethical handling and use of confidential information; actual or apparent conflicts of interest; compliance with applicable governmental laws, rules and regulations; protection of our assets and proprietary information; the ethical handling of payments and gifts received in the normal course of business and of payments made to government personnel; prompt internal reporting of violations of our Code of Business Conduct and Ethics; and accountability for adherence to our Code of Business Conduct and Ethics. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. Our Code of Business Conduct and Ethics is posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Conduct by making disclosures concerning such matters available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

        Corporate Governance Guidelines.    We have adopted Corporate Governance Guidelines to assist and guide the Board in the exercise of its responsibilities. The Corporate Governance Guidelines contain written standards pertaining to director qualifications, director responsibilities, structure of our Board, director access to management and independent advisors, director compensation, and performance evaluation of our Board and committees, among other things. The Corporate Governance Guidelines help to ensure that the Board is independent from management, the Board adequately performs its oversight functions, and the interests of the Board and management align with the interests of our stockholders. Our Corporate Governance Guidelines are interpreted in accordance with all applicable laws and regulations, the Nasdaq Listing Rules, and our Articles of Incorporation and our Bylaws. Our Corporate Governance Guidelines and Bylaws are posted on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance."

        Meetings of the Board.    The Board held ten meetings during fiscal 2014, including six regularly scheduled meetings. Each director attended at least 75% of the Board meetings that occurred in 2014 while he or she was a director. No director missed more than one Board meeting in 2014 during his or her tenure as a director. Each director attended at least 75% of the committee meetings that occurred in 2014 during his tenure on such committees.

        Independence of the Directors and Director Nominees.    The Board has determined that the following members of the Board are independent, as that term is defined under the general independence standards in listing standards of the Nasdaq Listing Rules: Mr. Altomari, Mr. Brennan, Dr. Engelsen, Mr. Hayden, Mr. McGirr, Ms. Potter, Dr. Sharoky, and Dr. Whitcomb. Mr. Lewis is not considered independent because he currently is employed by the Company.

Director Nominating Process

        The Nominations and Governance Committee.    Our Nominations and Governance Committee, which is described more fully below under "Corporate Governance—Nominations and Governance Committee," performs the functions of a nominating committee and serves as an independent and objective party to identify and nominate qualified candidates for directorship, consistent with criteria approved by the Board, and establishes such criteria based on factors it considers appropriate. Among the factors that the Board considers are strength of character, maturity of judgment, career specialization, relevant technical skills, diversity, independence and the extent to which the candidate would fill a present need of the Board. The Committee takes a leadership role in shaping our corporate governance, including overseeing the evaluation of the Board and its committees. The Committee's Charter contains information concerning the Committee's responsibilities, including identifying and evaluating the director candidates. The Nominations and Governance Committee Charter and the Corporate Governance Guidelines are both available on our website at www.insmed.com under the heading "Investors—Corporate Governance." The Board has determined that all members of the Nominations and Governance Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

        Director Candidate Recommendations and Nominations by Shareholders.    The Nominations and Governance Committee's Charter provides that the Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Nominations and Governance Committee through the method described below under "Corporate Governance—Communications with the Board." In addition, in accordance with our Bylaws, any person who is a shareholder of record on the record date for the shareholder meeting, on the date of the shareholder meeting and on the date such person provides required notice to the Company may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in this Proxy Statement under the heading "Proposals for 2016 Annual Meeting."

        Nominations and Governance Committee Process for Identifying and Evaluating Director Candidates.    The Nominations and Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, including the provision that diversity of backgrounds and experience should be emphasized in board composition, and seeks candidates with experience in the pharmaceutical and biotechnology industries, as well as business, management, accounting and financial experience. The Nominations and Governance Committee evaluates a candidate's qualifications to serve as a member of the Board based on the skills and characteristics of such individual Board members as well as the composition of the Board as a whole. In addition, the Nominations and Governance Committee will evaluate a candidate's independence, diversity, skills and experience in the context of the Board's needs. On May 29, 2014, in connection with Mr. Brennan's appointment to the Board, the Board increased the number of Directors from seven to eight and then on December 11, 2014, in connection with Ms. Potter's appointment to the Board, our Board increased the number of Directors from eight to nine. To assist us in the search for qualified director candidates, we retained the services of two outside global executive search firms, Korn Ferry International and Strawn Arnold & Associates, who were initially proposed to us by Ms. Schaeffer, our Senior Vice President of Human Resources and Corporate Services. We asked each of these firms to develop a list of candidates who were qualified to serve on the Board and who met the specifications for membership set forth by the Nominations and Governance Committee, to assess interest and fit of the candidates and to perform background checks on the candidates. Mr. Brennan was initially identified by Korn Ferry International and Ms. Potter was initially identified by Strawn Arnold & Associates.

Communications with the Board

        The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to the Nominations and Governance Committee or to specified individual directors in writing c/o Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Bridgewater, New Jersey, 08807. All letters sent to Ms. Pellizzari will be forwarded, as appropriate, to the Board, the Nominations and Governance Committee or any specified individual directors.

Director Attendance at Annual Meeting

        Our policy is that directors attend the annual meeting of shareholders. All directors attended the 2014 Annual Meeting of Shareholders in accordance with our policy.

Board Leadership Structure

        Our corporate governance documents provide the Board with the flexibility to select the appropriate leadership for the company in the way it believes best at a given time. The Board believes that its current leadership structure, with Mr. Lewis serving as Chief Executive Officer and Mr. Hayden serving as our independent non-executive Chairman, is appropriate for the Company at this time. Both Mr. Lewis and Mr. Hayden are actively engaged on significant matters affecting us, such as long-term strategy. The Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our independent non-executive Chairman, Mr. Hayden calls and chairs regular and special meetings of the Board and all executive sessions of the independent directors, chairs and presides at annual or special meetings of shareholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board, consults frequently with committee chairs and has the right to and often does attend Board committee meetings.

The Role of the Board in Risk Oversight

        The Board has primary responsibility for overseeing the Company's risk management. The Board administers its oversight responsibility for risk management directly and through its committees. Each committee chairman reports to the Board regarding the committee's considerations of management's processes for identifying, evaluating and controlling significant risks. In addition, the officers responsible for oversight of particular risks within the Company provide updates and information to our Board. The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure, our research and development activities, our supply chain and our operations. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board and each of its committees has full access to our senior management, as well as the ability to engage outside advisors and other experts. Management routinely informs the Board of developments that could affect our risk profile or other aspects of our business and development. We face a number of risks, including those described under the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, which is available on our website at www.insmed.com under the heading "Investor Relations—SEC Filings."

        The Audit Committee periodically discusses with management our policies and guidelines regarding risk assessment and risk management as well as our major financial and operational risk exposures and the steps that management has taken to monitor and control such exposures. The Audit Committee oversees disclosure controls and procedures, including applicable internal control over financial reporting and meets with the Chief Financial Officer, the General Counsel, the Vice President of Quality Assurance, external audit personnel and other senior managers as appropriate to review issues regarding compliance with the applicable legal and regulatory requirements.

        The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Compensation Committee periodically discusses with management and our independent auditor our major risk exposures and the steps taken to monitor, control and minimize such exposures. The Compensation Committee also reviews and evaluates our processes and policies for identifying and assessing key risk areas and for formulating and implementing steps to address such risk areas. As part of this process, the Compensation Committee develops and periodically reviews guidelines and policies to govern the process by which this is handled. Our Compensation Committee typically engages an independent consultant to advise it on topics related to Board and executive compensation. The Company believes that the risks arising from our overall compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Compensation Committee, with the assistance of ExeQuity, its independent compensation consultant, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks.

        The Nominations and Governance Committee oversees the risks associated with our corporate governance and operating practices, including those relating to the composition of the Board, the structure and function of Board committees and meeting logistics and policies. The Nominations and Governance Committee regularly reviews the Board's performance, oversees evaluation of each of the Board's committees, oversees our corporate governance and formulates and recommends corporate governance standards to our Board.

Committees of the Board

        Our Bylaws provide that the Board may create one or more committees of the Board. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominations and Governance Committee.

  Audit Committee

        Composition and Attendance.    Our Audit Committee consists of Mr. McGirr (Chairman), Dr. Engelsen, and Mr. Altomari. During 2014, the Audit Committee held seven meetings. Mr. McGirr, Dr. Engelsen and Mr. Altomari each attended all meetings of the Audit Committee held during their respective time served on the Audit Committee.

        Responsibilities and Duties.    The Audit Committee assists our Board in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company and seeking to ensure our compliance with applicable legal and regulatory requirements. The Committee reviews and oversees:

  •
  the financial statements, financial reports and other financial information which we provide to governmental bodies, our shareholders and others;

  •
  our systems of internal controls regarding finance and accounting;

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  our auditing, accounting and financial reporting processes;

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  the qualifications and independence of our independent registered public accounting firm; and

  •
  the engagement and compensation of our independent registered public accounting firm to perform audit services and any permissible non-audit services.

        Our Board has adopted an amended written charter for the Audit Committee which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Audit Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Rule 5605(c)(2) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act of 1934, as amended (the "Exchange Act"), each require that the members of our Audit Committee be independent. Our Board has determined that all three of the current Audit Committee members, Mr. McGirr, Dr. Engelsen, and Mr. Altomari, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules, Rule 10A-3 of the Exchange Act and our Corporate Governance Guidelines.

        Financial Literacy and Expertise.    Our Board determined that each of the members of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, consolidated statement of operations and consolidated statement of cash flows, and has accounting or related financial management expertise, as such terms are interpreted by our Board. Our Board also has determined that Mr. McGirr is an "audit committee financial expert," as that term is defined in the rules promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Sarbanes-Oxley Act of 2002, as amended.

  Compensation Committee

        Composition and Attendance.    Our Compensation Committee consists of Mr. Altomari (Chairman), Mr. Brennan, Dr. Sharoky and Dr. Whitcomb. After being appointed to the Board in May 2014, Mr. Brennan was appointed to the Compensation Committee. During fiscal 2014, the Compensation Committee held eight meetings. Each of Mr. Altomari, Mr. Brennan, Dr. Sharoky, and Dr. Whitcomb attended all Compensation Committee meetings that occurred in 2014 during their respective time served on the Compensation Committee.

        Responsibilities and Duties.    The Compensation Committee develops and oversees the implementation of our compensation philosophy for our executive officers and is responsible for our executive and other compensation plans. The Committee's primary objectives are to develop and maintain an executive compensation policy that:

  •
  creates a direct relationship between pay levels and corporate performance and returns to shareholders;

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  provides overall competitive pay levels to effectively attract and retain executive talent;

  •
  creates proper incentives to enhance shareholder value; and

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  rewards performance.

        Our Board has adopted an amended written charter for the Compensation Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Compensation Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Rule 5605(d)(2) of the Nasdaq Listing Rules requires that the members of our Compensation Committee be independent. Our Board has determined that all four of the current Compensation Committee members, Mr. Altomari, Mr. Brennan and Dr. Sharoky, and Dr. Whitcomb, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines. In addition, all of the members of our Compensation Committee are "non-employee directors" within the meaning of the rules of Section 16 of the Securities Exchange Act and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

  Nominations and Governance Committee

        Composition and Attendance.    Our Nominations and Governance Committee consists of Dr. Engelsen (Chairman), Dr. Sharoky, and Dr. Whitcomb. During fiscal 2014, the Nominations and Governance Committee held six meetings. Each of Dr. Engelsen, Dr. Sharoky and Dr. Whitcomb attended all meetings of the Nominations and Governance Committee that occurred in 2014.

        Responsibilities and Duties.    The Nominations and Governance Committee identifies and nominates qualified candidates for directorship and serves in a leadership role in shaping our corporate governance and overseeing the evaluation of the Board and its committees. The Nominations and Governance Committee:

  •
  assists the Board by identifying and recruiting individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders;

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  recommends to the Board director nominees for each committee;

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  oversees our governance, including recommending to the Board Corporate Governance Guidelines;

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  leads the Board in its annual review of the Board's performance and oversees the evaluation of each of the Board's committees;

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  oversees the management continuity planning process;

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  ensures that the Board consists of a diversified group of individuals with strong business experience, good judgment and high integrity; and

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  seeks to ensure that directors, executive management and employees adhere to a high ethical standard in performing their duties.

        Our Board has adopted an amended written charter for the Nominations and Governance Committee, a copy of which is available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance." The Nominations and Governance Committee reviews and reassesses the adequacy of the charter at least annually.

        Independence.    Our Board has determined that all three of the current members of the Nominations and Governance Committee, Dr. Engelsen, Dr. Sharoky and Dr. Whitcomb, are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules and our Corporate Governance Guidelines.

AUDIT COMMITTEE REPORT* AND INDEPENDENT AUDITOR FEES

Report of the Audit Committee

        The Audit Committee of the Board (the "Audit Committee") is comprised of three independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. The Audit Committee approves and recommends to the Board, the selection of the Company's independent registered public accounting firm. The Audit Committee meets with and holds discussions with management and Ernst & Young LLP, the Company's independent registered public accounting firm.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, (the "Annual Report") with management including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the overall quality of financial reporting, the Company's accounting principles, and such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Standards.

        In addition, the Audit Committee has discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the Audit Committee required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, for filing with the SEC. The Audit Committee and the Board also recommended the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015.

THE AUDIT COMMITTEE

David W.J. McGirr, Chairman
Steinar J. Engelsen, M.D., C.E.F.A.
Alfred F. Altomari

*
The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Exchange Act, or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate the text of such report by reference into a document filed with the SEC.

Audit Committee Pre-Approval Policy

        The Audit Committee has adopted an Audit Committee Pre-Approval Policy for the pre-approval of audit services and permitted non-audit services by the Company's independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm from the Company and is consistent with the rules of the SEC. The policy requires pre-approval by the Audit Committee of the terms and fees of all audit, review and attestation engagements and related services. The policy also requires the Audit Committee to determine that the provision of any audit-related services or non-audit services would not impair the independence of our independent registered public accounting firm. The policy also prohibits the Audit Committee from retaining our independent registered public accounting firm in connection with a transaction initially recommended by such firm, the purpose of which may be tax deferral or reduction. The policy delegates pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any of the Audit Committee's independent members, but any pre-approval decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services performed by Ernst & Young LLP ("Ernst & Young") in the year ended December 31, 2014 were pre-approved in accordance with the applicable pre-approval policy.

Independent Registered Public Accounting Firm Fee Disclosure

        The Audit Committee reviewed the aggregate fees billed by Ernst & Young for professional services rendered for the fiscal years ended December 31, 2014 and 2013, which were as follows:

	2014		2013
Audit Fees	$525,279	(1)	$548,708	(2)
Audit Related Fees	—		—
Tax Fees	—		—
Other Fees	1,995		1,995

Total Fees	$527,274		$550,703

(1)
Includes $77,750 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2014.

(2)
Includes $123,600 paid to Ernst & Young for consent and comfort letter procedures for registration statements filed in 2013.

        Audit Fees in 2014 and 2013 include fees for services performed to comply with Generally Accepted Auditing Standards. These services include the quarterly reviews, the integrated year end audit of our consolidated financial statements, review of documents filed with the SEC and accounting consultations on matters addressed during the audit or quarterly reviews. All of the Ernst & Young fees were pre-approved by the Audit Committee.

        In considering the nature of the services provided by Ernst & Young, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Ernst & Young and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        All of our directors and officers complete a directors and officers questionnaire in the first calendar quarter of each year, in which they are asked to disclose family relationships and other related party transactions. Our Audit Committee must review and approve or ratify all related party transactions, as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933. In examining related party transactions, our Audit Committee considers whether any of our directors, officers, holders of more than five percent (5%) of our voting stock, or any immediate family members of the foregoing persons and any other persons whom the Audit Committee determines to be related parties, have a conflict of interest where an individual may have a private interest which interferes with or appears to interfere with our interests. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available to us from an unaffiliated third-party under the same or similar circumstances, and the extent of the related party's interest in the transaction. Any transaction which is deemed to be a related party transaction requires the approval, initially by a majority of the disinterested Audit Committee members, and finally by a majority of the disinterested Board members. Our Audit Committee's procedures for reviewing related party transactions are in writing.

Related Person Transactions

        Since January 1, 2014, there were not any transactions, nor are there currently any proposed transactions, which in accordance with SEC rules would require disclosure in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our directors, executive officers and holders of more than 10% of our Common Stock report to the SEC their ownership of our Common Stock and changes in that ownership. Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. We reviewed copies of the reports filed pursuant to Section 16(a) of the Exchange Act. Based solely upon that review and information provided to us by our directors and executive officers, we believe that during the year ended December 31, 2014, our executive officers, directors and holders of more than 10% of our Common Stock complied with applicable Section 16(a) requirements.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our Common Stock as of the Record Date, April 7, 2015 (except as otherwise noted), by:

  •
  based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;

  •
  each of our directors and director nominees;

  •
  each of our Named Executive Officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 7, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. The percentage of beneficial ownership is based on 61,501,770 shares of Common Stock outstanding on the Record Date, April 7, 2015.

	Shares Beneficially Owned(1)
Name and Address	Number	Percentage
Greater Than Five Percent (5%) Shareholders
T. Rowe Price Associates, Inc.(2)	8,371,147	13.6%
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(3)	7,949,749	12.9%
245 Summer Street
Boston, Massachusetts 02210
Palo Alto Investors, LLC(4)	4,625,648	7.5%
470 University Avenue
Palo Alto, CA 94301
BlackRock, Inc.(5)	3,494,507	5.7%
40 East 52nd Street
New York, NY 10022

(1)
Except as explicitly set forth in applicable footnotes, all information in this table, including the footnotes thereto, is derived from third-party filings made with the SEC, as described in the footnotes. We have not independently verified such information.

(2)
T. Rowe Price Associates, Inc. (Price Associates) provided the following information in its Schedule 13G filed with the Securities and Exchange Commission on April 10, 2015. As of March 31, 2015, Price Associates reported an aggregate beneficial ownership of 8,371,147 shares of our Common Stock, with sole voting power over 1,126,525 shares and sole dispositive power over 8,371,147 shares. These securities are owned by various individual and institutional investors including T. Rowe Price Health Sciences Fund, Inc. which jointly filed this Schedule 13G with Price

  Associates and reported sole voting power over 3,608,405 of the shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(3)
FMR LLC ("FMR") provided the following information on its Amendment No. 7 to its Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2015. As of December 31, 2014, FMR reported an aggregate beneficial ownership of 7,449,749 shares of our Common Stock, with sole voting power over and sole dispositive power over 7,449,4749 shares. Edward C. Johnson III, the Director and Chairman of FMR, and Abigail P. Johnson, a Director and the Vice Chairman, Chief Executive Officer and President of FMR, are the beneficial owners of Neither FMR LLC nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

Members of the family of Edward C. Johnson III, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(4)
Palo Alto Investors, LLC ("Palo Alto") provided the following information on its Schedule 13G filed with the Securities and Exchange Commission on February 17, 2015. As of December 31, 2014, Palo Alto reported an aggregate beneficial ownership of 4,625,648 shares of our Common Stock with shared dispositive power over 4,625,648 shares and shared voting power over 4,625,648 shares.

Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage Palo Alto. The filers filed this Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each filer disclaims beneficial ownership of the stock except to the extent of that filer's pecuniary interest therein.

(5)
BlackRock, Inc. ("Blackrock") provided the following information on its Amendment No. 1 to its Schedule 13G, filed with the Securities and Exchange Commission on January 29, 2015. As of December 31, 2014, BlackRock reported an aggregate beneficial ownership of 3,494,507 shares of our Common Stock with sole dispositive power over 3,494,507 shares and sole voting power and investment power over 3,394,918 shares, including shares held by a number of its subsidiaries.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Directors and Executive Officers
Donald Hayden, Jr.(2)	122,509	*
Alfred F. Altomari	22,432	*
David R. Brennan	25,740	*
Steinar J. Engelsen, M.D.	239,708	*
David W.J. McGirr	9,852	*
Myrtle Potter	6,466	*
Melvin Sharoky, M.D.(3)	268,441	*
Randall W. Whitcomb, M.D.(4)	69,188	*
William H. Lewis(5)	849,777	1.36%
Andrew T. Drechsler(6)	164,376	*
Peggy Berry(6)	50,000	*
Christine Pellizzari(6)	71,250	*
S. Nicole Schaeffer(6)	88,750	*
All current directors and executive officers as a group (13 persons)	1,988,489	3.17%

*
Denotes ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Except as indicated otherwise in the footnotes below, each individual has sole voting and investment power with respect to the shares reported.

(2)
Includes 63,750 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 7, 2015.

(3)
The number of shares listed opposite Dr. Sharoky's name includes 360 shares of our Common Stock that are owned by his former spouse, 21 shares of our Common Stock that are owned by his son, and 62 shares of our Common Stock that are owned by his daughter. Dr. Sharoky disclaims beneficial ownership of the shares of our Common Stock held by his former spouse, his daughter, and his son.

(4)
The number of shares listed opposite Dr. Whitcomb's name includes 2,100 shares of our Common Stock that are owned by the Randall W. Whitcomb Living Trust. Dr. Whitcomb and his spouse, Rita K. Whitcomb, are trustees of the Randall W. Whitcomb Living Trust.

(5)
Includes 802,805 shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 7, 2015.

(6)
Represents shares of our Common Stock that are subject to stock options that are currently exercisable or exercisable within 60 days after April 7, 2015.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (the "CD&A") explains our compensation philosophy, policies and decisions for 2014 for the following executives, who we refer to in this CD&A and in the following tables as our named executive officers:

  1.
  William H. Lewis, President and Chief Executive Officer ("CEO"), responsible for developing, in connection with the Board, our corporate mission and objectives and providing direction and leadership to ensure the execution of our corporate strategy and achievement of our objectives;

  2.
  Andrew T. Drechsler, Chief Financial Officer, responsible for managing all financial and technical operations activities, including internal and external reporting, treasury, accounting, manufacturing and supply chain;

  3.
  Christine Pellizzari, General Counsel and Corporate Secretary, responsible for oversight of all corporate and litigation related legal matters, commercial compliance and providing ongoing legal support for development, financing opportunities, business development initiatives, and intellectual property matters;

  4.
  S. Nicole Schaeffer, Senior Vice President, Human Resources and Corporate Services, is responsible for all aspects of Human Resources and Corporate services inclusive of organizational and leadership development, total compensation and employee communications, facilities, environmental health and safety, and information technology; and

  5.
  Peggy J. Berry, Vice President, Regulatory, responsible for the development and implementation of global regulatory strategies and the management and oversight of the regulatory affairs department.

Executive Summary of Our 2014 Business and Strategic Achievements

        We are a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases. We are focused on the development and commercialization of ARIKAYCE™, or liposomal amikacin for inhalation, for at least two identified orphan patient populations: patients with nontuberculous mycobacteria (NTM) lung infections and cystic fibrosis (CF) patients with Pseudomonas aeruginosa (Pseudomonas) lung infections. We are also focused on the development of INS1009, an inhaled treprostinil prodrug. Treprostinil is a prostacyclin used in the treatment of pulmonary arterial hypertension (PAH), a chronic, life-threatening disorder characterized by abnormally high blood pressure in the arteries between the heart and lungs.

        In 2014, we reported top-line clinical results from the double-blind portion of our phase 2 clinical trial in the United States and Canada of ARIKAYCE in patients who had treatment-resistant lung infections caused by NTM. Although ARIKAYCE did not meet the pre-specified level for statistical significance of the primary efficacy endpoint for this phase 2 clinical trial, ARIKAYCE achieved statistical significance with regard to a secondary efficacy endpoint of the study which was proportion of subjects with culture conversion to negative. We recently initiated a global phase 3 clinical trial of ARIKAYCE in NTM which is designed to confirm the positive culture conversion results seen in our phase 2 clinical trial. This phase 3 study is for patients with NTM lung infections who have thus far failed their multi-drug treatment regimen. Late in 2014, we filed a Marketing Authorization Application with the European Medicines Agency for ARIKAYCE for the treatment of NTM lung infections as well as Pseudomonas lung infections in CF patients and had a pre-investigational new drug (pre-IND) meeting with the U.S. Food and Drug Administration (FDA) for INS1009.

        Our current primary development focus is to obtain regulatory approval for ARIKAYCE in the U.S. for the NTM indication and in Europe for the NTM and CF indications, enroll and complete our global phase 3 NTM study and prepare for commercialization, assuming regulatory approval, in the U.S., Europe, Canada and Japan. We have commenced the build-out of our commercial infrastructure in preparation for potential commercial launches in Europe, Canada and the U.S. We also plan to develop, acquire, in-license or co-promote other products that address orphan or rare diseases possibly in the fields of pulmonology and infectious disease.

  2014 Company Performance

        In 2014, we accomplished several key strategic steps toward our goal of building Insmed into a leading biopharmaceutical company operating at the intersection of orphan, pulmonary and infectious diseases, and our executive officers were critical in these achievements. We advanced the ARIKAYCE clinical programs to treat NTM lung disease as well as Pseudomonas aeruginosa in CF patients, we also advanced the development of INS1009 (treprostinil) and we expanded our leadership team with talented executives in key financial, commercial, clinical and regulatory roles. We made the following significant achievements in 2014:

  •
  We filed a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) for ARIKAYCE for the treatment of NTM lung infections as well as Pseudomonas lung infections in CF patients and the EMA validated the filing in February 2015;

  •
  We reported data from our Phase 2 trial (the "112" trial) and advanced our Phase 3 global trial (the "212" trial) for patients with treatment resistant nontuberculous mycobacteria (NTM) lung infections to allow enrollment to commence in early 2015;

  •
  We completed a pre-investigational new drug (IND) meeting with the FDA for INS1009, our novel formulation of a prostacyclin therapy for the treatment of Pulmonary Arterial Hypertension (PAH), and have received clarification that we may potentially be eligible for a 505(b)(2) approval pathway;

  •
  We put into place commercial supply agreements with key vendors;

  •
  We received Breakthrough Therapy Designation from the FDA for ARIKAYCE to treat NTM lung infections;

  •
  We strengthened our balance sheet with an underwritten public offering, which provided net proceeds of approximately $108.0 million;

  •
  We appointed David Brennan and Myrtle Potter, both highly experienced pharmaceutical executives with commercialization experience, to our Board; and

  •
  We appointed Peggy Berry, Vice President of Regulatory Affairs, Gina Eagle, MD, VP of Clinical Development, John Goll III, VP Corporate Controller, and Kevin McDermott, VP Global Market Access.

        As a result, we met or exceeded a number of our corporate objectives during 2014 including:

  •
  Advancing LAI regulatory filings;

  •
  Progressing manufacturing readiness for commercial launch; and

  •
  Advancing infrastructure activities in preparation for commercialization.

Compensation Principles

        We operate in a very competitive, rapidly-changing and heavily-regulated industry. The long term success of our business requires the ability to be resourceful, adaptable and innovative. As we transition from a development stage company to a commercial biopharmaceutical company, the skills, talent and dedication of our executive officers are critical components to the success of this transition and the future growth of the company. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain, incent and motivate the best possible talent. The Company's compensation program for named executive officers is structured to implement the following guiding principles:

        Pay for performance and continued service.    The compensation program is designed to reward the named executive officers for attaining established business and individual goals. The attainment of these goals requires the named executive officer to dedicate their time, effort, skills and business experience to the success of the Company and the maximization of shareholder value. A significant portion of the named executive officers' compensation is based on the performance of the Company, and the compensation program is designed to reward both short-term and long-term performance. Short-term performance of our named executive officers is rewarded through base salary and annual cash incentive awards that are measured by the achievement of corporate and individual goals. Long-term performance of our named executive officers is rewarded though long-term equity awards that are eligible to vest based on performance criteria (performance based) and continued service (time based). Accordingly, 76% of our CEO's compensation for 2014 was variable, or "at risk," and 77% of our other named executive officers' compensation for 2014 was "at risk":

2014 CEO Compensation	Variable Performance-Based vs. Guaranteed CEO Compensation for 2014

2014 Other NEO Compensation	Variable Performance-Based vs. Guaranteed Other NEO Compensation for 2014

        Align pay to business objectives and long-term strategy to maximize shareholder value.    The compensation program is designed to reward and motivate the named executive officers' corporate and individual performance in attaining business objectives, with the ultimate goal of enhancing long-term profitability and maximizing shareholder value. Compensation decisions are based on the principle that the long-term interests of the named executive officers should be aligned with those of the Company's shareholders. Our long-term performance-based equity incentives vest upon the achievement of strategic corporate and individual goals that are critical drivers of shareholder value. Our long-term time-based equity incentives typically vest over a four-year period to encourage continued service and to ensure that our executives maintain a long-term view of shareholder value.

        Pay competitively for the retention of our executive officers.    The compensation program is designed to allow the Company to attract and retain individuals whose skills are critical to the current and long-term success of the Company. Because the implementation of our strategic goals requires long-term commitments on the part of the named executive officers, and because competition for top talent is intense in our industry, retention is a key objective of the compensation program. The compensation program is designed to appropriately compensate the named executive officers for the success of the Company from a competitive standpoint, so that our named executive officers remain with the Company and continue to contribute to the Company's long-term success.

Corporate Governance Perspectives on our Executive Compensation Program

        We believe that our executive compensation program reflects our commitment to strong corporate governance practices. This is evidenced by the following aspects of our executive compensation program:

  •
  Our Compensation Committee has governance responsibility over executive pay and incentives while the Board ratifies recommendations made by our Compensation Committee on our CEO's pay and incentives;

  •
  Performance metrics that will govern incentive compensation are defined by our Compensation Committee at the start of each fiscal year;

  •
  The executive compensation program, in the aggregate, rewards performance in a variety of ways, aimed at a balanced assessment based on Company financial and strategic objectives;

  •
  Individual and corporate multiplier ranges under our incentive compensation program are developed and implemented such that payouts are capped at a predetermined maximum amount, irrespective of performance that exceeds objectives;

  •
  Our Compensation Committee has the ability to exercise its discretion to reduce or eliminate incentive compensation payouts;

  •
  Our executive compensation program balances short-term pay opportunities through base salary and annual cash incentives with long-term incentive opportunities through equity awards and balances fixed compensation (base salary) with variable compensation (annual cash incentives and equity awards); and

  •
  Our insider trading policy prohibits insiders from engaging in hedging transactions involving the Company's securities and prohibits insiders from pledging the Company's securities as collateral for loans of any type, which further mitigates risk.

        In addition, the Compensation Committee conducts a compensation risk assessment annually. We do not believe that our incentive programs encourage short-term risky behavior because the performance criteria on which our incentive programs are primarily based are longer-term corporate goals designed to reward our executives and employees for outstanding corporate performance, including success in progressing our development programs and our commercialization activities.

  Say on Pay and Say on Pay Frequency

        At our 2014 Annual Meeting of Shareholders, as required under federal securities laws, we held an advisory vote on our executive compensation, commonly referred to as "say-on-pay." Over 98% of the shares voted at our 2014 Annual Meeting of Shareholders approved our say-on-pay proposal. The Compensation Committee considered these voting results and believes they affirm shareholders' support of our Company's approach to executive compensation. The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in analyzing whether any subsequent changes to our executive compensation programs and policies would be warranted. Taking into account the voting preference of our shareholders, the frequency of "say-on-pay" votes will be every three years. As a result, a shareholder advisory vote on executive officer compensation will next occur at the 2017 Annual Meeting of Shareholders.

  Anti-Hedging and Pledging Policies

        As part of our corporate insider trading policy, all of our employees, including our named executive officers, as well as our directors and consultants, may not hold our securities in margin accounts; are restricted from pledging, without the prior approval of the Compensation Committee, our securities as collateral; and are prohibited from engaging in hedging transactions in our company securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars, exchange funds or otherwise.

Compensation Determination Process

        Role of the Compensation Committee and the Board in Making Decisions.    Our Compensation Committee has been delegated the authority to make determinations regarding all elements of compensation for our executive officers, except for Mr. Lewis, our President and CEO. Our Compensation Committee recommends to our Board the compensation for Mr. Lewis for final approval. The Board reviews those recommendations and determines the compensation for Mr. Lewis. As discussed in further detail below, in assessing and determining our compensation programs, our Compensation Committee conducts a peer group review and engages outside executive compensation consultants to assess the competitiveness of our programs on a periodic basis. A review of peer company data was conducted in August 2013 which resulted in modifications to our 2014 peer group. We now anticipate conducting peer group and outside consultant review of our programs at least on an annual basis. See "Selection of Peer Companies/Benchmarking" below for additional information regarding our Peer Group analysis.

        Compensation Evaluation Processes and Criteria.    The Compensation Committee has previously implemented some enhancements to our executive compensation program, including the introduction of performance-based equity awards and the practice of routinely seeking the advice of an independent compensation consultant, ExeQuity, regarding the establishment of a peer group intended to better align target compensation with competitive data. Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. Given the high demand for experienced and well-qualified executives of the type we seek to employ, the Compensation Committee reviews data and information from a variety of sources such as outside surveys of compensation and benefits for executive officers in the biotechnology industry, as well as public information regarding executive compensation at peer biotechnology companies. The Compensation Committee, with the help of ExeQuity, established a peer group to better align target compensation with competitive data. The Compensation Committee further draws upon the personal knowledge of its members with respect to executive compensation at comparable companies.

        In determining the amount and composition of compensation elements (cash and non-cash elements and short and long-term elements), our Compensation Committee relies upon its judgment about the performance of each individual executive officer and not on rigid formulas or short-term changes in business performance. In setting final compensation levels for our executive officers for 2014 our Compensation Committee considered many factors, including, but not limited to the following (the "compensation factors"):

  •
  our achievement of certain product development, corporate partnering, financial, strategic planning and other goals;

  •
  each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability;

  •
  the scope and strategic impact of each executive officer's responsibilities;

  •
  our past business performance and future expectations;

  •
  our long-term goals and strategies;

  •
  the experience of each individual;

  •
  past compensation levels of each individual and of the executives as a group;

  •
  relative levels of pay among the officers;

  •
  the amount of each element of compensation in the context of the executive officer's total compensation and other benefits;

  •
  for each executive officer, other than the President and CEO, the evaluations and recommendations of our President and CEO; and

  •
  the competitiveness of our compensation relative to the selected peer group companies and benchmarks (which are described below).

        Consideration of the compensation factors is subjective; no relative weights or rankings are assigned to these factors (except as otherwise discussed in this CD&A).

  Selection of Peer Companies/Benchmarking

        In August 2013, the Compensation Committee, upon advice received from ExeQuity, selected the companies that comprise our 2014 peer group through a screening process that considered publicly traded biopharmaceutical companies that were similar to us in size, market capitalization and stage of development. The median number of employees and market capitalization of the companies selected for our 2014 peer group was 88 employees and $211.3 million, respectively, at the time of selection. The number of employees at the companies in our 2014 peer group ranged from 19 to 125, and these companies had market capitalizations that ranged from approximately $71.6 million to $2.52 billion, at the time of selection. We had approximately 55 employees and a market capitalization of approximately $425 million at the time of selection. The table below depicts our 2014 peer group:

Aegerion Pharmaceuticals, Inc.	Curis, Inc.	Sunesis Pharmaceuticals, Inc.
Agenus Inc.	Discovery Laboratories, Inc.	Trius Therapeutics, Inc.
Amicus Therapeutics, Inc.	Dyax Corp.	Vical Incorporated
ArQule Inc.	Immunomedics, Inc.	XenoPort, Inc.
Celldex Therapeutics	Keryx Biopharmaceuticals, Inc.	Zalicus, Inc.
Celsion Corporation	SIGA Technologies, Inc.

        Based on the information it gathers, the Compensation Committee establishes benchmarks used for the purpose of evaluating appropriate compensation ranges for base salary, annual cash incentive targets and long-term incentives. Our Compensation Committee uses the benchmarks in various combinations in an effort to obtain comparative compensation information that reflects our particular facts and circumstances over the period of time for which the information is available.

Components of Compensation

        In summary, the compensation paid to our executive officers includes the following components:

Component	Purpose of Component
Base Salary	Provide our executive officers with a level of stability and certainty each year.
Annual Cash Incentive Awards	Motivate and reward executive officers for short-term individual and corporate performance.
Long-term Incentives (Stock Options)	Motivate and reward executive officers for long-term corporate performance.
Encourage stock ownership by management, which is beneficial for aligning the interests of management and shareholders, thereby enhancing shareholder value.
Equity-based incentive to help attract, motivate, and retain talented employees.
Health, Welfare and Retirement Programs	Provide market competitive benefits to protect employees' and their covered dependents' health and welfare. Provide a program to foster retirement savings.
Severance and Change in Control Benefits

Discourage turnover and cause executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        The components of our compensation program and compensation decisions for 2014 for each named executive officer are described in more detail below:

  Base Salary

        The Compensation Committee reviews and sets base salaries for executives, other than the President and CEO, on an annual basis during the first quarter of each fiscal year. The Compensation Committee reviews and recommends to our Board the base salary for our President and CEO and the Board determines the base salary for our President and CEO.

        Our Board and Compensation Committee seek to establish and maintain base salaries for each position and level of responsibility that are competitive with those of executive officers at various other biotechnology companies of comparable size and stage of development. When our compensation is benchmarked, our Compensation Committee reviews variances between the salary levels for each of our executive officers and those of the companies included in our peer group and determines, in its discretion, individual salary adjustments after considering the compensation factors described above, although no relative weights or rankings are assigned to these factors. In setting the base salary for our executive officers other than our CEO, the Compensation Committee also considers the recommendations of our CEO.

        The base salaries for our named executive officers were adjusted as follows in 2014:

	Base Salaries
Name	Annual Rate Approved in 2013 Fiscal Year	Annual Rate Approved in 2014 Fiscal Year	% Increase
William H. Lewis	$445,000	$465,000	4.5%
Andrew T. Drechsler	$330,000	$340,800	3.27%
Christine Pellizzari	$350,000	$354,740	1.35%
S. Nicole Schaeffer	$280,000	$303,800	8.5%
Peggy J. Berry.	N/A	$315,000	N/A

Messrs. Lewis and Drechsler were given merit increases based on their respective performance in 2013. Ms. Pellizari's merit increase was also based on her performance in 2013 but prorated to her date of hire in 2013. Ms. Schaeffer's base salary increase is comprised of a merit increase reflecting her performance in 2013 together with a market adjustment component reflecting her assumption of broader corporate services responsibilities. The base salary for Ms. Berry is the result of arm's-length negotiation of her employment agreement at the time of her hire which commenced February 2014.

  Annual Cash Incentives

        We maintain an annual cash incentive program for all of our employees to motivate and reward the attainment of annual corporate goals and individual goals. In establishing targets for the cash incentive awards potentially payable to our executive officers, the Compensation Committee (and the Board in the case of our President and CEO) considers target annual cash incentive opportunities extended to executive officers in similar positions at companies included in our peer group.

        For 2014, target cash incentive award percentages were set at 60% of our CEO's base salary; 40% of base salary for each of Mr. Drechsler and Ms. Pellizzari; 35% of base salary for Ms. Schaeffer; and 30% of base salary for Ms. Berry. The target percentages set for 2014 are comparable to the percentages set for the prior fiscal year for certain named executive officers, as reflected in the table below. The Compensation Committee did increase the target cash incentive award percentage for our

CEO to 60% for 2014 from 55% for 2013 based on an assessment of the market data relevant to our peer group, which is described in more detail above.

	Target Cash Incentive Award Opportunity as a Percentage of Base Salary
Name	2013 Fiscal Year	2014 Fiscal Year
William H. Lewis	55%	60%
Andrew T. Drechsler	40%	40%
Christine Pellizzari	40%	40%
S. Nicole Schaeffer	35%	35%
Peggy J. Berry.	N/A	30%

        At the beginning of each fiscal year, management recommends annual corporate objectives to the Compensation Committee for approval. These objectives serve as the basis for determining our performance against key strategic and operating parameters for the year. In the past, criteria for cash incentive awards for executive officers ranged from success in attracting capital, to success in conducting clinical trials, obtaining FDA and EMA approvals, entering into new and expanded collaborations, licensing, acquisitions, divestitures, and establishing and expanding our manufacturing capabilities.

        The Compensation Committee approved our corporate objectives and assigned weightings for 2014 as follows:

Corporate Goals	Weighting (% of Corporate Objectives)
Advance liposomal amikacin for inhalation (LAI) regulatory filings	40%
Ensure manufacturing readiness for commercial launch	30%
Advance infrastructure activities in preparation for commercialization	30%

Total	100%

        The Compensation Committee believes that these corporate objectives are challenging but attainable, and attainment was uncertain at the time the objectives were established.

        For 2014, the Compensation Committee determined that the cash incentive award for our named executive officers other than Mr. Lewis would be determined by reference to both corporate and individual goals, with 75% tied to corporate goals and 25% tied to individual goals. While the Compensation Committee believes that achievement of our corporate goals should continue to be the dominant factor in determining cash incentive award payouts because it best aligns our named executive officers' compensation with the interests of our shareholders, they also believe that some portion of the executives' compensation, except with respect to the compensation of our CEO, should be linked to individual performance. The Compensation Committee believes that including the achievement of individual goals as a component of our 2014 cash incentive award payouts is important to incent our officers as we continue to transform the organization from a development stage company into a commercial biopharmaceutical company. Given Mr. Lewis's substantial influence on the overall performance of the Company, the Compensation Committee believes it is appropriate and in the best interests of our shareholders to continue to have Mr. Lewis's cash incentive award be based solely upon the achievement of corporate objectives.

        Awards for corporate goals are based upon the product of each named executive officer's respective target award times an overall corporate multiplier (ranging between 0% and 200%), which is determined based on Company performance during the trailing fiscal year. Awards for individual objectives are based upon the product of each named executive officer's respective target award times an individual multiplier (ranging between 25% and 150%), which is determined based on individual goals established for each named executive officer (other than the CEO) for the trailing fiscal year.

        Mr. Lewis, in consultation with Ms. Schaeffer, established individual goals for each of our named executive officers at the beginning of 2014 that are specific to the executive officer's area of responsibility and are in support of our corporate objectives for 2014. These individual goals were then recommended to and approved by our Compensation Committee.

        Mr. Drechsler's individual goals included:

  •
  effective budgetary management;

  •
  implementation of infrastructure for European commercial operations in accounting and tax;

  •
  business development;

  •
  risk management;

  •
  ensuring timely and accurate regulatory filings; and

  •
  accessing capital.

        Ms. Pellizzari's individual goals included:

  •
  maintaining best practice corporate governance documents;

  •
  coordinating with function areas to ensure contracts have been challenged for best prices and terms;

  •
  managing Board interactions as Corporate Secretary;

  •
  ensuring timely filing of all regulatory disclosure; and

  •
  managing external vendors consistent with the needs of the company in a cost effective and efficient manner.

        Ms. Schaeffer's individual goals included:

  •
  expansion of the executive leadership team;

  •
  relocation of the company to its new corporate headquarters; and

  •
  continued enhancement of company culture and development of a high performance team.

        Ms. Berry's individual goals included:

  •
  building out the regulatory affairs function;

  •
  completion of the MAA filing with the EMA; and

  •
  obtaining clarification of regulatory pathways and strategies for planned regulatory filings and activities.

        With input from the CEO, the Compensation Committee typically makes a qualitative determination as to the level of attainment that is deemed achieved by each of the foregoing named executive officers with regard to their respective individual performance objectives. The Compensation Committee believes that these objectives are challenging but attainable, and attainment was uncertain at the time the objectives were established.

        When determining what cash incentive amounts, if any, would be paid for 2014, the Board, with respect to the President and CEO, and the Compensation Committee, with respect to the other executive officers, also took into account our overall financial condition at the time and our performance against our annual corporate objectives. For bonuses related to our 2014 performance, the Compensation Committee determined that we achieved a cash bonus payout percentage of 103% on our overall performance against our corporate objectives. The following table provides a breakdown of how we performed against each of our corporate objectives during 2014:

Corporate Objectives	Weighting (% of Corporate Objectives)	Actual Performance	Actual % of Corporate Objectives Earned
Advance LAI regulatory filings	40%	Exceeded	46%
Ensure manufacturing readiness for commercial launch	30%	Achieved	30%
Advance infrastructure activities in preparation for commercialization	30%	Partially Achieved	27%

Total	100%		103%

        In addition to reviewing our performance against our corporate objectives, the CEO is evaluated by the Board and each executive officer is evaluated by the Compensation Committee with input from the CEO regarding his or her individual performance, level of responsibility, leadership in relation to our overall performance and the other compensation factors described above. For 2014, the Compensation Committee determined that each of Ms. Berry, Mr. Drechsler and Ms. Pellizzari exceeded their individual goals and they achieved a cash bonus payout percentage of 115%, 110%, and 110%, respectively, on their performance against their individual objectives. The Compensation committee determined that Ms. Schaeffer partially achieved her individual goals and she achieved a cash bonus payout percentage of 91% on her performance against her individual goals.

        Based upon our performance in fiscal 2014, including our achievement of the corporate goals summarized above, as well as the achievement of individual goals set by the Compensation Committee, our named executive officers earned the following cash incentive awards for 2014:

			Allocation of Bonus %		Actual Bonus % Achievement
Name	Base Salary	Target Bonus %	Corporate Goals	Individual Goals	Corporate Goals	Individual Goals	2014 Cash Bonus
William H. Lewis	$465,000	60%	100%	N/A	103%	N/A	$287,400
Andrew T. Drechsler	$340,800	40%	75%	25%	103%	110%	$142,800
Christine Pellizzari	$354,740	40%	75%	25%	103%	110%	$148,700
S. Nicole Schaeffer	$303,800	35%	75%	25%	103%	91%	$106,400
Peggy J. Berry(1).	$315,000	30%	75%	25%	103%	115%	$100,200

(1)
Ms. Berry's payments were prorated for her period of service during 2014. In addition to the cash incentive award earned by Ms. Berry, pursuant to the terms of her employment agreement she received a $35,000 sign-on bonus upon completion of 60 days of employment with us which was repayable to the Company if she were to resign her employment within six months of her start date.

        For our named executive officers other than our CEO, 75% of their cash incentive award was based on achievement of corporate goals and 25% was based on achievement of individual goals. Mr. Lewis's cash incentive award was based solely upon achievement of corporate goals.

  Long-term Incentives

        One of the guiding principles of our compensation program is pay for performance, and we believe that a significant portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee believes that equity-based compensation is a vital part of our compensation program as it creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our named executive officers and other key employees with those of our shareholders.

        Historically, we have granted stock options to all new employees upon commencement of employment and we plan to continue this practice. The Compensation Committee believes that providing additional stock option grants beyond an initial new hire grant provides management with a strong link to long-term corporate performance and the creation of shareholder value, as well as providing continued retention via long-term and milestone driven vesting. The Compensation Committee may grant stock options to executive officers from time to time in recognition of such executive officer's expanded duties and responsibilities or continuing contributions to the Company's performance. Shares of our Common Stock underlying time-vested stock options typically vest over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 12.5% of the shares vesting on each sixth month anniversary thereafter until the fourth yearly anniversary of the date of grant. The stock options granted typically expire ten years from the date of grant and the exercise price typically equals the closing price of our Common Stock on the date of grant.

        Equity compensation awards were granted to each of Messrs. Lewis and Drechsler, Ms. Pellizzari and Ms. Schaeffer in January 2014 and to each of Messrs. Lewis and Drechsler, Ms. Berry, Ms. Pellizzari and Ms. Schaeffer in June 2014. In February 2014, as a material inducement for Ms. Berry to accept employment with the Company, she was granted 50,000 stock options that vest over a four-year period conditioned on her continued employment with the Company.

        One of the guiding principles of our compensation program is pay for performance and from time-to-time the Compensation Committee has made the determination to grant equity-based compensation to our named executive officers that is performance-based, vesting upon the achievement of certain strategic goals. In June 2014, the Compensation Committee awarded Ms. Berry an additional 50,000 performance-based stock options that are tied to the attainment of certain regulatory related milestones. The vesting terms for this performance grant provides that it shall become exercisable with respect to 25,000 shares upon receipt by the company of the first written acceptance of an NDA or MAA filing from the regulatory authority (FDA or EMA) and with respect to the remaining 25,000 upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA). In February 2015, the company deemed the first such performance metric met and 25,000 shares accordingly vested.

        See "Outstanding Equity Awards at Fiscal Year End" below for additional information regarding equity-based based compensation held be each of our named executive officers as of December 31, 2014. The Board approves all stock option grants to our President and CEO.

        We may grant restricted stock and RSU awards to employees and to executive officers. The vesting criteria for the restricted stock or RSUs can be either time-based, performance-based or a combination of time-based and performance-based. We may grant stock options, restricted stock, and RSU awards to employees separately or in combination in the future as we deem beneficial and appropriate to fulfill the goals of our compensation program.

        When granting stock options, restricted stock or RSUs, the Compensation Committee considers the compensation factors described above, as well as:

  •
  the existing levels of stock ownership among the executive officers relative to each other and to our employees as a whole;

  •
  previous grants of stock options, restricted stock or RSUs to such executive officers;

  •
  vesting schedules of previously granted stock options, restricted stock and RSUs;

  •
  a thorough review of peer group data by the Compensation Committee members regarding executive stock options and restricted stock awards at comparable companies; and

  •
  the impact of stock option, restricted stock and RSU awards on our results of operations.

        None of the named executive officers were granted restricted stock or RSUs during 2014. One of the guiding principles of our compensation program is pay for performance, and we believe that a substantial portion of our executives' compensation should be performance-based to create appropriate incentives and rewards for achieving strategic goals that are critical drivers of shareholder value. We also believe that stock ownership by management aligns our executives' interests with those of our shareholders, and equity incentive compensation rewards our executives for their contributions to the long-term success of the Company. The Compensation Committee previously determined that it is potentially beneficial to grant total annual equity compensation awards on a semi-annual basis, rather than on an annual basis, to help address pricing volatility of the stock and to further the Company's goal of providing meaningful compensation packages to employees consistent with best practices. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grant across a broader time horizon and may mitigate the impact of the historical volatility of our stock.

  Other Benefits

        We maintain several other benefit programs that are offered to all employees, which include coverage for health insurance, dental insurance, life and disability insurance, and a 401(k) Plan. In 2014, we did not provide for any Company contributions or matching contributions under the 401(k) Plan. We do not have any defined benefit plans or non-qualified deferred compensation plans.

  Severance and Change in Control Benefits

        As discussed in further detail below, we entered into employment agreements with each of our named executive officers that, in addition to other items, provide for certain severance and change in control payments. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

  Other Compensation Considerations

        Section 162(m).    In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers for any one calendar year. This deduction limitation does not apply, however, to certain "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code. However, we cannot assure you that all compensation will qualify for deductibility under Section 162(m), and we may, in our discretion, award non-deductible compensation.

 COMPENSATION COMMITTEE REPORT*

        The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and based on the review and discussions with management of the CD&A, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement on Schedule 14A and in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015.

THE COMPENSATION COMMITTEE
Alfred F. Altomari, Chairman
David Brennan
Melvin Sharoky, M.D.
Randall W. Whitcomb, M.D.

*
The foregoing report of the Compensation Committee is not to be deemed "soliciting material" or deemed to be "filed" with the SEC (irrespective of any general incorporation language in any document filed with the SEC) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the SEC.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by the named executive officers in fiscal years 2014, 2013, and 2012.

        To improve readability, the following columns have been removed from the table as there is no reportable information with respect to these items: "Stock Awards," "Change in Pension Value," and "Nonqualified Deferred Compensation Earnings."

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
William H. Lewis(4)	2014	$465,000	—	$1,197,465	$287,400	—	$1,949,865
President and	2013	$445,000	—	$11,501,342	$263,800	—	$12,210,142
Chief Executive Officer	2012	$125,397	$86,771	$2,591,605	—	$34,736	$2,838,509
Andrew T. Drechsler(5)	2014	$340,800	—	$718,479	$142,800	—	$1,202,079
Chief Financial Officer	2013	$330,000	—	$1,044,904	$143,000	—	$1,517,904
	2012	$52,673	$35,000	$917,000	—	—	$1,004,673
Christine Pellizzari(6)	2014	$354,740	—	$718,479	$148,700	—	$1,221,919
General Counsel and	2013	$149,872	$15,000	$1,251,150	$63,200	—	$1,479,222
Corporate Secretary	2012	—	—	—	—	—	—
S. Nicole Schaeffer	2014	$303,800	—	$658,606	$106,400	—	$1,068,806
Senior Vice President,	2013	$280,000	$107,400	$1,112,334	—	—	$1,499,734
Human Resources and	2012	—	—	—	—	—	—
Corporate Services
Peggy J. Berry(7)	2014	$275,625	$35,000	$1,560,070	$100,200	—	$1,970,895
Vice President, Regulatory	2013	—	—	—	—	—	—
	2012	—	—	—	—	—	—

(1)
Amounts in this column represent cash bonus compensation paid to each executive officer as determined in the discretion of the Compensation Committee and our Board.

(2)
Amounts in this column reflect grant date fair values of stock and option awards granted during 2014, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for the year ended December 31, 2014, regarding assumptions underlying valuation of all equity awards.

(3)
Amounts in this column represent annual cash incentive awards paid to each executive officer under our annual cash incentive program. For further information, see "Components of Compensation—Annual Cash Incentives."

(4)
Mr. Lewis's 2012 salary covers the period from his date of hire on September 10, 2012 through December 31, 2012. Mr. Lewis's annual salary as of his hire date was $425,000. Prior to entering into his employment agreement with the Company on September 10, 2012, Mr. Lewis was a consultant to the Company from the period June 21, 2012 to September 9, 2012 ("Mr. Lewis's consulting period"). During Mr. Lewis's consulting period, the Company paid Mr. Lewis consulting fees totaling $34,736, which is the "All Other Compensation" included in the above table.

(5)
Mr. Drechsler's 2012 salary covers the period from his date of hire on November 7, 2012 through December 31, 2012. Mr. Drechsler's annual salary as of his hire date was $330,000.

(6)
Ms. Pellizzari's 2013 salary covers the period from her date of hire on July 29, 2013 through December 31, 2013. Ms. Pellizzari's annual salary as of her hire date was $350,000. The Company paid

  Ms. Pellizzari a signing bonus in the amount of $15,000, which represents the "Bonus" included in the above table.

(7)
Ms. Berry's 2014 salary covers the period from her date of hire on February 18, 2014 through December 31, 2014. Ms. Berry's annual salary as of her hire date was $315,000. The Company paid Ms. Berry a signing bonus in the amount of $35,000, which represents the "Bonus" included in the above table.

2014 Grants of Plan-Based Equity Awards

        The following table sets forth certain information regarding the stock option grants made to our named executive officers during the fiscal year ended December 31, 2014. No other Plan-Based Awards were granted to any of our current or former named executive officers during 2014.

							Estimated Future Payouts Under Equity Incentive Plan	All Other Stock Awards: Number of Shares of Restricted Stock Units (RSUs) (#)
									All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name and Principal Position	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)				Grant Date Fair Value ($)(4)
William H. Lewis	—		—	—	$279,000	$558,000	—	—	—	—	—
President and Chief	1/10/2014	(2)	1/9/2014	—	—	—	—	—	50,000	$20.49	$745,890
Executive Officer	6/2/2014	(2)	5/29/2014	—	—	—	—	—	50,000	$12.58	$451,575
Andrew T. Drechsler	—		—	$8,520	$136,320	$255,600	—	—	—	—	—
Chief Financial Officer	1/10/2014	(2)	1/9/2014	—	—	—	—	—	30,000	$20.49	$447,534
	6/2/2014	(2)	5/29/2014	—	—	—	—	—	30,000	$12.58	$270,945
Christine Pellizzari	—		—	$8,869	$141,869	$266,055	—	—	—	—	—
General Counsel and	1/10/2014	(2)	1/9/2014	—	—	—	—	—	30,000	$20.49	$447,534
Corporate Secretary	6/2/2014	(2)	5/29/2014	—	—	—	—	—	30,000	$12.58	$270,945
S. Nicole Schaeffer.	—		—	$6,646	$106,330	$199,369	—	—	—	—	—
Senior Vice President,	1/10/2014	(2)	1/9/2014	—	—	—	—	—	27,500	$20.49	$410,240
Human Resources	6/2/2014	(2)	5/29/2014	—	—	—	—	—	27,500	$12.58	$248,366
Peggy J. Berry.	—		—	$5,906	$94,500	$177,188	—	—	—	—	—
Vice President,	6/2/2014	(2)	5/29/2014	—	—	—	—	—	50,000	$12.58	$451,575
Regulatory Affairs	6/2/2014	(3)	5/29/2014	—	—	—	50,000	—	—	$12.58	$451,575
	2/18/2014	(2)	2/3/2014	—	—	—	—	—	50,000	$18.18	$656,920

(1)
The amounts shown in this column reflect stock options granted to our named executive officers pursuant to our 2013 Incentive Plan.

(2)
The vesting schedule for these grants is as follows: 25% on the first annual anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(3)
The vesting schedule for these performance-based grants is as follows: the option shall be exercisable with respect to 25,000 shares subject to this Option upon receipt of the first written acceptance of an NDA or MAA filing from the regulatory authority (FDA or EMA); and with respect to the remaining 25,000 shares subject to this Option upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA).

(4)
Reflects grant date fair values of stock option awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8 of the consolidated financial statements in the Company's Form 10-K for year ended 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, regarding assumptions underlying valuation of all equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Employment Agreements

        Our employment agreements for our named executive officers and other officers generally provide for no fixed termination or other expiration dates.

        William H. Lewis.    On September 10, 2012 we entered into an employment agreement with Mr. Lewis under which he is entitled to an annual base salary, which for fiscal 2012 was $425,000, a target annual bonus opportunity equal to 50% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2014, Mr. Lewis's base salary was increased to $465,000 and his target bonus percentage was increased to 60%.

        Andrew T. Drechsler.    On November 7, 2012, we entered into an employment agreement with Mr. Drechsler under which he is entitled to an annual base salary, which for fiscal 2012 was $330,000, a target annual bonus opportunity equal to 30% of his base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2014, Mr. Drechsler's base salary was increased to $340,800 and his target bonus percentage was increased to 40%.

        Christine Pellizzari.    On June 29, 2013, we entered into an employment agreement with Ms. Pellizzari under which she is entitled to an annual base salary, which for fiscal 2013 was $350,000, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2014, Ms. Pellizzari's base salary was increased to $354,700 and her target bonus percentage remained unchanged.

        S. Nicole Schaeffer.    On January 2, 2013, we entered into an employment agreement with Ms. Schaeffer under which she is entitled to an annual base salary, which for fiscal 2013 was $280,000, a target annual bonus opportunity equal to 40% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company. For 2014, Ms. Schaeffer's base salary was increased to $303,800, reflecting in part a market adjustment due to her assumption of broader corporate services responsibilities, and her target bonus percentage remained unchanged.

        Peggy J. Berry.    On February 18, 2014, we entered into an employment agreement with Ms. Berry under which she is entitled to an annual base salary, which for fiscal 2014 was $315,000, a target annual bonus opportunity equal to 30% of her base salary and participation in Company benefit plans generally provided to the Company's executive personnel, including participation in any equity incentive plans maintained by the Company.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information regarding the stock options and RSUs held by each of our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William H. Lewis	354,158	354,156		$3.40	09/10/2022	(1)
	93,086	93,084		$4.55	09/28/2022	(1)
	—	—	166,667	$12.44	05/23/2023	(2)
	31,250	52,085		$12.44	05/23/2023	(1)
	62,500	187,500		$14.24	10/31/2023	(1)
	—	50,000		$20.49	01/10/2024	(1)
	—	50,000		$12.58	06/02/2024	(1)
Andrew T. Drechsler	87,501	87,499		$6.65	11/07/2022	(1)
	—		50,000	$6.90	03/20/2023	(2)
	11,250	18,750		$12.44	05/23/2023	(1)
	—	30,000		$20.49	01/10/2024	(1)
	—	30,000		$12.58	06/02/2024	(1)
Christine Pellizzari	37,500	112,500		$11.14	07/30/2023	(1)
	—	30,000		$20.49	01/10/2024	(1)
	—	30,000		$12.58	06/02/2024	(1)
S. Nicole Schaeffer	31,875	53,125		$6.96	01/02/2023	(1)
	15,000	25,000		$12.44	05/23/2023	(1)
			25,000	$12.44	05/23/2023	(2)
	—	27,500		$20.49	01/10/2024	(1)
	—	27,500		$12.58	06/02/2024	(1)
Peggy J. Berry	—	50,000		$18.18	02/18/2024	(1)
	—	50,000		$12.58	06/02/2024	(1)
	—		50,000	$12.58	06/02/2024	(2)

(1)
These stock options have a vesting schedule of 25% on the first annual anniversary of the date of grant and 12.5% of the shares vesting on each six month anniversary thereafter until the fourth anniversary of the date of grant.

(2)
Vesting for performance grants is as follows: exercisable with respect to one half of the shares subject to this Option upon receipt of the first written acceptance of an NDA or MAA filing from the regulatory authority (FDA or EMA); and with respect to the remaining one half of the shares subject to this Option upon receipt of the first written approval of an NDA or MAA filing from the regulatory authority (FDA or EMA).

Option Exercises and Stock Vested

        During the fiscal year ended December 31, 2014, none of the named executive officers acquired shares upon exercise of stock options or vesting of stock awards.

Potential Payments Upon Termination or Change in Control

        Our named executive officers are entitled to certain benefits in connection with certain terminations or as a result of a change in control. We believe that the existence of these potential benefits will discourage turnover and cause such executives to be better able to respond to the possibility of a change in control without being influenced by the potential effect of a change in control on their job security.

        If Mr. Lewis's employment is terminated by us without cause or by Mr. Lewis for good reason within twelve months after a change in control of the Company, Mr. Lewis will receive payment of accrued obligations, a lump sum payment equal to the sum of two times his annual base salary and target bonus, a pro-rata portion of his annual target bonus, full vesting of all time-vested equity awards, and up to eighteen months continuation of health benefits provided Mr. Lewis elects continued coverage under COBRA. Should Mr. Lewis's employment be terminated by us without cause or by Mr. Lewis for good reason prior to the date of a change of control, he would be entitled to receive all of the foregoing benefits provided that his lump sum payment shall instead be equal to one times his annual base salary and target bonus and his accelerated vesting would be limited to full vesting of all time-vested equity awards granted at least one year prior to his termination date.

        If Mr. Drechsler's employment is terminated by us without cause or by Mr. Drechsler for good reason within twelve months after a change in control of the Company, Mr. Drechsler will receive payment of accrued obligations, a lump sum payment equal to the sum of one times his annual base salary, a pro-rata portion of his annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Mr. Drechsler elects continued coverage under COBRA. Should Mr. Drechsler's employment be terminated by us without cause or by Mr. Drechsler for good reason prior to the date of a change of control, he would be entitled to receive all of the foregoing benefits provided that his lump sum payment shall instead be equal to one-half times his annual base salary and his equity award vesting would be limited to an additional six months of vesting of all unvested time-based option equity awards held on his termination date.

        If Ms. Pellizzari's employment is terminated by us without cause or by Ms. Pellizzari for good reason within twelve months after a change in control of the Company, Ms. Pellizzari will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her annual base salary, a pro-rata portion of her annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Ms. Pellizzari elects continued coverage under COBRA. Should Ms. Pellizzari's employment be terminated by us without cause or by Ms. Pellizzari for good reason prior to the date of a change of control, she would be entitled to receive all of the foregoing benefits provided that her lump sum payment shall instead be equal to one-half times her annual base salary and her equity award vesting would instead be with respect to all equity option awards (time-and performance-based vesting) that would otherwise vest within six months following the date of her termination.

        If Ms. Schaeffer's employment is terminated by us without cause or by Ms. Schaeffer for good reason within twelve months after a change in control of the Company, Ms. Schaeffer will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her annual base salary, a pro-rata portion of her annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Ms. Schaeffer elects continued coverage under COBRA. Should Ms. Schaeffer's employment be terminated by us without cause or by Ms. Schaeffer for good reason prior to the date of a change of control, she would be entitled to receive all of the foregoing benefits provided that her lump sum payment shall instead be equal to one-half times her annual base salary and her equity award vesting would be limited to an additional six months of vesting of all unvested time-based option equity awards held on her termination date.

        If Ms. Berry's employment is terminated by us without cause or by Ms. Berry for good reason within twelve months after a change in control of the Company, Ms. Berry will receive payment of accrued obligations, a lump sum payment equal to the sum of one times her annual base salary, a pro-rata portion of her annual target bonus, full vesting of all time-vested equity awards, and up to one year continuation of health benefits provided Ms. Berry elects continued coverage under COBRA. Should Ms. Berry's employment be terminated by us without cause or by Ms. Berry for good reason prior to the date of a change of control, she would be entitled to receive all of the foregoing benefits provided that her lump sum payment shall instead be equal to one-half times her annual base salary and her equity award vesting would instead be with respect to all equity option awards (time- and performance-based vesting) that would otherwise vest within six months following the date of her termination.

        For purposes of the employment agreements, the term "cause" generally includes:

  (a)
  a conviction of the executive, or a plea of nolo contendere, to a felony involving moral turpitude; or

  (b)
  willful misconduct or gross negligence by the executive resulting, in either case, in material economic harm to the Company or any related entities; or

  (c)
  a willful failure by the executive to carry out the reasonable and lawful directions of the Board and failure by the executive to remedy the failure within thirty (30) days after receipt of written notice of same, by the Board; or

  (d)
  fraud, embezzlement, theft or dishonesty of a material nature by the executive against the Company or any related entity, or a willful material violation by the executive of a policy or procedure of the Company or any related entity, resulting, in any case, in material economic harm to the Company or any related entity; or

  (e)
  a willful material breach by the executive of their employment agreement and failure by the executive to remedy the material breach within 30 days after receipt of written notice of same, by the Board.

        For purposes of the employment agreements, the term "good reason" generally includes:

  (a)
  a material diminution in the executive's base compensation;

  (b)
  a material diminution in the executive's authority, duties, or responsibilities;

  (c)
  a material diminution in the authority, duties, or responsibilities of the supervisor to whom the executive is required to report;

  (d)
  the Company's or related entity's requiring the executive to be based at any office or location outside of 50 miles from the location of employment or service as of the effective date of their employment agreement, except for travel reasonably required in the performance of the executive's responsibilities; or

  (e)
  any other action or inaction that constitutes a material breach by the Company of their employment agreement.

        For purposes of the employment agreements, the term "change in control" generally includes:

  (a)
  the acquisition by another person of beneficial ownership of 40% or more of our Common Stock;

  (b)
  a proxy contest that results in the replacement of a majority of the members of our Board;

  (c)
  a merger after which our shareholders own less than 60% of the surviving corporation's stock; or

  (d)
  approval by our shareholders of a complete liquidation or dissolution of our Company.

        To protect our business and goodwill, for a period of twelve months after the termination of an executive's employment with us, the executive agrees that he or she will not:

  1.
  engage in any activity in material competition with the business in which we engaged while the executive was employed by us;

  2.
  directly or indirectly recruit or solicit any person who is then an employee of us or was an employee of us at any time within six months prior to such solicitation; or

  3.
  solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of our clients or customers, or prospective clients or customers.

        The severance benefits that executives may be entitled to receive under these agreements and other benefits that the executives are entitled to receive under other plans, may constitute parachute payments that are subject to the "golden parachute" rules of Section 280G of the Code and the excise tax of Code Section 4999. If these payments are determined to be parachute payments, as calculated by our independent registered public accounting firm, the parachute payments will be reduced if, and only to the extent that, a reduction will allow the executives to receive a greater net after tax amount than the executives would receive absent a reduction. All severance benefits are also subject to the execution and non-revocation of a general release of claims against the Company.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2014 as a result of termination without cause or for good reason during the one year period immediately following a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$1,488,000	$279,000	$58,956	$5,824,083	$7,650,039
Andrew T. Drechsler(4)	$340,725	$136,320	$82	$915,254	$1,392,456
Christine Pellizzari	$354,740	$141,896	$22,626	$573,825	$1,093,087
S. Nicole Schaeffer	$303,800	$106,330	$13,933	$607,319	$1,031,382
Peggy J. Berry.	$315,000	$94,500	$22,626	$144,500	$576,626

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for two years plus the target bonus for two years. The cash severance figures for Mr. Drechsler, Ms. Perry, Ms. Pellizzari, and Ms. Schaeffer includes salary for one year.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Messrs. Lewis and Drechsler, Ms. Pellizzari, Ms. Schaeffer, and Ms. Perry, the value represents the acceleration of all time-based equity awards outstanding as of December 31, 2014 and the value shown is equal to the number of stock options multiplied by the difference between the $15.47 closing price of our Common Stock on December 31, 2014, as reported by Nasdaq Capital Market, and the exercise price of the options.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

        The table below summarizes the hypothetical payments that could be incurred for each of the named executive officers at the time assuming that a qualified termination under the applicable agreement occurred on December 31, 2014 as a result of termination without cause or for good reason prior to the date of a change in control or following the one year period after a change in control.

	Cash Severance(1)	Pro-Rata Bonus(2)	Benefits	Value of Accelerated Equity(3)	Total
William H. Lewis	$744,000	$279,000	$58,956	$5,824,083	$6,906,039
Andrew T. Drechsler(4)	$170,363	$136,320	$41	$915,254	$1,222,015
Christine Pellizzari	$177,370	$141,896	$11,313	$573,825	$904,404
S. Nicole Schaeffer	$151,900	$106,330	$6,966	$607,319	$872,515
Peggy Berry.	$157,500	$94,500	$11,313	$216,750	$480,063

(1)
These payments and other benefits would be payable to the executive upon a qualified termination under the applicable agreement. The cash severance figure for Mr. Lewis includes salary for one year plus the target bonus for one year. The cash severance figures for Mr. Drechsler, Ms. Pellizzari, Ms. Schaeffer, and Ms. Perry includes salary for six months.

(2)
The pro-rata bonus would be payable based on actual performance for the year pro-rated for the number of days worked in the year of termination. The value used in the table assumes the full target bonus for the year.

(3)
For Mr. Lewis, the value represents the acceleration of all time-vested equity outstanding as of December 31, 2014 granted at least one year prior to the termination date. For Mr. Drechsler and Ms. Schaeffer, the value represents an additional six months of vesting of their outstanding time-based vesting equity option awards as of December 31, 2014. For Ms. Pellizzari and Ms. Berry, the value represents the acceleration of all equity option awards outstanding (time- and performance-based vesting) as of December 31, 2014 that would otherwise vest within six months following December 31, 2014. Values shown are equal to the number of stock options multiplied by the difference between the $15.47 closing price of our Common Stock on December 31, 2014, as reported by Nasdaq Capital Market, and the exercise price of the options.

(4)
For Mr. Drechsler, the value of benefits does not include medical or dental benefits, as Mr. Drechsler is not a participant in the company-paid medical and dental insurance programs and would not be eligible to elect COBRA coverage upon a qualified termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is comprised entirely of independent directors and none of our executive officers served on the Compensation Committee or on the board of any company that employed any member of our Compensation Committee or our Board.

DIRECTOR COMPENSATION

        Mr. Lewis is a director and an executive officer of the Company. He receives no additional compensation for serving on the Board. No other director is an employee of the Company.

        Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Our Board is currently compensated through a combination of fees, in the form of cash retainers, and equity awards, in the form of RSUs. Our approach to Board compensation is intended to align our non-employee director compensation practices with the best interests of our shareholders.

Fees Earned or Paid in Cash

        Our non-employee directors are paid quarterly retainer fees for their service on the Board. Our non-employee directors are not compensated for attending individual meetings of the Board on a per-meeting basis. During 2014, each non-employee director was paid quarterly retainer fees totaling $35,000 annually, except for Mr. Hayden who, as the Chairman of the Board, was paid quarterly retainer fees totaling $75,000 annually, and Mr. Brennan and Ms. Potter, who were paid quarterly retainer fees totaling $20,673 and $1,997, respectively, representing the annual retainer fee of $35,000, pro-rated for their respective periods of service during 2014. The Chairmen of each of the Compensation Committee and the Nominations and Governance Committee were paid an additional annual fee of $10,000, and the Chairman of the Audit Committee was paid an additional annual fee of $15,000. These annual fees were paid quarterly.

Grant of Restricted Stock Units

        During 2014, each non-employee director, except for Mr. Brennan and Ms. Potter, received an annual equity-based grant with a grant date value of approximately $60,000 in the form of RSUs. The RSUs vest on the first anniversary of the date of the award, provided that the director attend at least 75% of the meetings of the Board. Mr. Brennan received an annual equity-based grant with a grant date value of $35,669, pro-rated for his period of service and Ms. Potter received an annual equity-based grant with a grant date value of $3,457, pro-rated for her period of service.

Other

        We reimburse all of our directors for expenses incurred in connection with their attendance at Board or committee meetings. We also provide director and officer insurance for all directors.

        The following table sets forth a summary of the compensation we paid to our non-employee directors in 2014.

        To improve readability, only the columns "Fees Earned or Paid in Cash," "Stock Awards," and "Total" have been included in the table, all other columns have been removed as there is no reportable information with respect to those compensation items.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)(4)	Total
Alfred F. Altomari	$45,000	$59,995	$104,995
David R. Brennan(5)	$20,673	$35,669	$56,342
Steinar J. Engelsen, M.D.	$45,000	$59,995	$104,995
Donald J. Hayden Jr.	$75,000	$59,995	$134,995
David W.J. McGirr	$50,000	$59,995	$109,995
Myrtle Potter(6)	$1,997	$3,457	$5,454
Melvin Sharoky, M.D.	$35,000	$59,995	$94,995
Randall Whitcomb, M.D.	$35,000	$59,995	$94,995

(1)
The amounts in this column reflect the actual fees earned and paid during fiscal 2014.

(2)
Amounts in this column reflect grant date fair values of stock and option awards granted during 2014, calculated in accordance with FASB ASC Topic 718, except the assumptions of forfeitures is not made. See Note 8, "Stock-Based Compensation" of the consolidated financial statements in the Company's Form 10-K for December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, regarding assumptions underlying valuation of all equity awards.

(3)
Each Director received 8,955 RSUs in January 2014, except for David Brennan, who received 2,690 RSUs when he joined the Board on May 29, 2014, and Myrtle Potter, who received 244 RSUs when she joined the Board on December 11, 2014. As of December 31, 2014, the number of RSUs held by our current directors were as follows: Mr. Altomari, 2,928; Mr. Brennan, 2,690; Dr. Engelsen, 2,928; Mr. Hayden, 2,928; Mr. McGirr, 2,928; Ms. Potter, 244; Dr. Sharoky, 2,928; and Dr. Whitcomb, 2,928.

(4)
No option awards were granted to our directors in 2014. As of December 31, 2014, the number of shares of our Common Stock underlying options held by our current directors were as follows: Mr. Hayden, 85,000; Dr. Engelsen, 1,750; Dr. Sharoky, 1,750; and Dr. Whitcomb, 1,750.

(5)
The figures for Mr. Brennan cover the period from the date of his election to the Board on May 29, 2014 until December 31, 2014.

(6)
The figures for Ms. Potter cover the period from the date of her election to the Board on December 11, 2014 until December 31, 2014.

 PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Relative to Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has designated Ernst & Young LLP, independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2015. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

        The principal function of Ernst & Young LLP is to audit our consolidated financial statements and, in connection with that audit, to review certain related filings submitted to the Securities and Exchange Commission and to conduct limited reviews of the consolidated financial statements included in each of our quarterly reports. The aggregate fees billed for each of the last two fiscal years for professional services rendered by Ernst & Young LLP, as well as information relating to the Audit Committee's pre-approval policies and procedures, are detailed in the "Audit Committee Report."

Vote Not Required for Approval

        Shareholder ratification of our independent registered public accounting firm is not required under Virginia law, our Articles of Incorporation or our Bylaws. However, the Board is submitting the expected appointment of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. In the event that a majority of the votes cast are against the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

Recommendation

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL NO. 3

APPROVAL OF THE 2015 INCENTIVE PLAN

Introduction

        The 2015 Incentive Plan was adopted by our Board on April 9, 2015, subject to the approval of our shareholders. The purposes of the 2015 Incentive Plan are to attract, motivate, and retain exceptionally talented employees, non-employee directors and consultants, generate increased incentive for such individuals to contribute to our continued growth and prosperity, and to align the financial objectives of such individuals with those of our shareholders.

        The 2015 Incentive Plan, if approved, will provide for the issuance of 5,000,000 shares, plus any shares of Common Stock that were subject to awards under the 2013 Stock Incentive Plan, as of the effective date of the 2015 Incentive Plan, that are cancelled, terminated, unearned, expired, forfeited or otherwise not issued under such awards will also be added to the number of shares available under the 2015 Incentive Plan. If the 2015 Incentive Plan is approved, no additional awards will be granted under the 2013 Incentive Plan.

Timing of Proposal

        There are a number of reasons why we are seeking approval of the 2015 Incentive Plan at this time. The last time we had our shareholders approve a long-term equity incentive plan was in 2013 and the Company currently administers its equity-based compensation programs under the 2013 Incentive Plan. The 2013 Incentive Plan has served us well, but the 2015 Incentive Plan contains a number of design and plan provisions, including certain governance-related best practices, that are intended to be in the best interests of the Company and its shareholders. At the time we originally proposed our 2013 Incentive Plan for approval by our shareholders, we anticipated that the number of shares then being made available under the plan would be sufficient to fund the Company's equity-based compensation grants to current employees and new hires for the following 12 to 18 months. In fact, the 2013 Incentive Plan's initial share reserve has sufficed for a longer period than we originally anticipated, which we believe reflects our discipline in managing our dilution while still providing appropriate incentives to our employees and directors.

        If the 2015 Incentive Plan is not approved, we will have remaining only approximately 150,000 shares available for future grant under the 2013 Incentive Plan (plus any shares that might be returned to the 2013 Incentive Plan as a result of future cancellations, expirations and forfeitures) and thereafter will not be able to grant additional equity incentives under the 2013 Incentive Plan. We continue to actively progress our ongoing Phase 3 global trial (the "212" trial) and further our preparations for commercialization, assuming regulatory approval, in the U.S., Europe, Canada and Japan. Due to these and other expected activities that we consider instrumental to attaining our corporate goals, we anticipate that our equity-based compensation needs will soon exceed the remaining shares available under the 2013 Incentive Plan. To address this concern, the Board adopted the 2015 Incentive Plan and strongly recommends that our shareholders approve the 2015 Incentive Plan.

Why You Should Vote for the 2015 Incentive Plan

        Equity-based compensation is a vital part of our compensation program for our named executive officers, our other key employees, and our non-employee directors. Equity-based compensation creates an ownership culture that rewards our executives for maximizing shareholder value over time and aligns the interests of our employees and directors with those of our shareholders. We have traditionally granted stock options to new hires in connection with their commencement of employment and stock options, as well as other forms of equity-based compensation, to key employees as part of their ongoing compensation packages. We believe that providing additional stock option grants beyond an initial new hire grant provides management and other key employees with a strong link to long-term corporate performance and the creation of shareholder value, as well as providing continued retention via long-term and milestone driven vesting. In addition, we grant RSUs to non-employee directors annually as part of their compensation for service on the Board.

        The Board currently intends that the 5,000,000 shares requested will be sufficient to fund the Company's semi-annual stock option grants to current employees as well as stock option grants to new hires for at least the next two years, which it believes appropriate taking into account the current phase of the Company's development as it progresses towards commercialization. In determining the appropriate number of shares to request, the Board considered a dilution and overhang analysis prepared ExeQuity, the Compensation Committee's independent compensation consultant. Upon a review of the remaining shares available for grant under our 2013 Incentive Plan, the anticipated need for future equity award issuances, and after consultation with ExeQuity, the Board approved the 2015 Incentive Plan and the share pool authorized for issuance under it, to ensure that we have sufficient equity plan capacity to continue to provide our eligible employees and directors with appropriate equity-based incentives.

        The Board believes that the 2015 Incentive Plan is necessary and important to ensure that we have a sufficient share reserve to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board. We believe that providing competitive equity awards are critical in attracting and retaining talent as we progress towards commercialization. Without the 2015 Incentive Plan, we may not be able to attract and provide long-term incentives to new executives and other professional talent that we may need to achieve our research and development goals and, assuming regulatory approval, to maximize the revenue potential of our products through effective introduction and commercialization.

  Key Considerations for Requesting Additional Shares

        In determining the number of shares to be authorized under the 2015 Incentive Plan, the Board considered the following principal factors:

  •
  Number of Shares Available for Grant under existing Plan:  As of the Record Date, 150,135 shares remained reserved and available for issuance under the 2013 Incentive Plan.

  •
  Burn Rate:  Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding shares. For 2014, 2013, and 2012, our burn rate was 2.5%, 6.4%, and 3.8%, respectively. The rates were calculated by dividing the number of shares subject to awards granted during the fiscal year net of forfeitures and cancellations by the weighted average number of shares outstanding during the fiscal year. We have been advised by independent consultants that our average annual burn rate of 4.2% over this three-year period is considered reasonable by most institutional shareholders.

  •
  Overhang.  As of December 31, 2014, 4,420,608 shares were subject to outstanding awards resulting in an overhang of 8.12%. This is in line with the overhang of our peer groups and therefore the Board believes that a 5,000,000 share authorization under the 2015 Plan is appropriate at this time to allow us to grant awards with the intent of maintaining a similar overhang for the next one or two years.

  Key Features Designed to Protect Stockholders' Interests

        The Board of Directors believes the use of share-based incentive awards promotes best practices in corporate governance by aligning participants' interests with maximizing shareholder value. The 2015

Incentive Plan's design reflects our commitment to strong corporate governance and our desire to preserve shareholder value as demonstrated by the following Plan features:

  •
  Independent Administrator.  The Compensation Committee of our Board, which is comprised solely of independent, non-employee directors, administers the 2015 Incentive Plan, or, in the absence of the Compensation Committee, the Board itself. Administrative powers may be delegated to officers of the Company, provided however that any such delegation must comply with best practices provisions of the 2015 Incentive Plan restricting the authority of such officers to grant awards.

  •
  Shareholder Approval Required for Additional Shares.  The 2015 Incentive Plan does not contain an "evergreen" provision that automatically increases the number of shares authorized for issuance under the plan.

  •
  Limits on Awards.  The 2015 Incentive Plan limits the size of equity-based awards that may be granted during any one year to any one participant.

  •
  Reasonable Limit on Full Value Awards.  The 2015 Incentive Plan limits the number of shares of Common Stock available for full value share awards payable in the form of Common Stock by providing that each share issued pursuant to one of these types of awards reduces the number of shares available for grant by 1.25 shares. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

  •
  No Discounted Awards; Maximum Term Specified.  Stock options and stock appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted and a term no longer than ten years' duration unless, at the time of its scheduled expiration, a modest extension of 30 days is otherwise required by applicable law.

  •
  No Repricing; Reloading Prohibited.  Shareholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

  •
  Performance Awards.  Under the 2015 Incentive Plan, the Committee may grant performance-based awards intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, as well as other performance-based awards.

  •
  No Liberal Change in Control Provisions.  The definition of change in control in our 2015 Incentive Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur merely on the approval of a transaction by our Board of Directors or shareholders.

  •
  No Transfers for Value.  Participants are not permitted to transfer awards for value under the 2015 Incentive Plan.

        Our Compensation Committee has full discretion to determine the number of awards to be granted to participants under the 2015 Incentive Plan, subject to an annual limitation on the total number of awards that may be granted to any one person. No awards have been granted contingent upon shareholder approval of the 2015 Incentive Plan.

Section 162(m) of the Code

        The Board believes that it is in our best interests and the best interests of our shareholders to provide for an equity incentive plan under which compensation awards made to our executive officers can qualify for deductibility by us for federal income tax purposes. Accordingly, the 2015 Incentive Plan has been structured in a manner such that we may grant certain awards under it that have the potential to satisfy the requirements for "performance-based" compensation within the meaning of

Section 162(m) of the Code, subject to our ability to comply with the requirements of Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer), such compensation must qualify as "performance-based." One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms under which the compensation is to be paid, including the performance goals under which compensation may be paid, be disclosed to and approved by majority vote of our shareholders. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that performance-based awards under the 2015 Incentive Plan will qualify for exemption from the Section 162(m) deduction limitation. In addition, there may be circumstances under which the Company makes awards that do not comply with Section 162(m).

        If we do not satisfy the disclosure and approval requirement or the other requirements of Section 162(m), we may be unable to deduct compensation in excess of the $1,000,000 threshold. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2015 Incentive Plan, each of these aspects is discussed below, and shareholder approval of the 2015 Incentive Plan will be deemed to constitute approval of each of these aspects of the 2015 Incentive Plan for purposes of the approval requirements of Section 162(m).

2015 Incentive Plan Summary

        The following is a description of the material features of the 2015 Incentive Plan. The complete text of the 2015 Incentive Plan is attached hereto as Appendix A to this Proxy Statement. The following discussion is qualified in all respects by reference to Appendix A. The term "employees" in the following discussion is used to refer to officers and directors and other employees of the Company and its affiliates.

Purpose and Eligibility

        The purpose of the 2015 Incentive Plan is to advance the interests the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants to those of Company shareholders and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. Employees of the Company and its affiliates, members of the Board, and all other non-employee advisors or service providers will be eligible to be considered for the grant of awards under the 2015 Incentive Plan. As of the Record Date, approximately 8 nonemployee directors, 15 executive officers and 81 other employees of the Company were so eligible.

Shares Subject to the 2015 Incentive Plan and to Awards

        The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2015 Incentive Plan is 5,000,000, plus any shares of Common Stock subject to outstanding awards under the 2013 Incentive Plan that, as of May 21, 2015, that, after such date, are canceled, terminated, unearned, expired, forfeited or otherwise not issued under a 2013 Incentive Plan Award or settled in cash shall be added to the number of shares of Common Stock issuable under the 2015 Incentive Plan. Shares of Common Stock issued under the 2015 Incentive Plan may either be authorized and unissued shares or previously issued shares acquired by the Company, including shares purchased in the open market. The number of shares of Common Stock available for issuance under the 2015 Incentive Plan will be reduced by either (i) one share for each share of Common Stock issued pursuant to a stock option or stock appreciation right with an exercise or strike price of at least 100%

of the fair market value of the underlying Common Stock on the date of grant, or (ii) 1.25 shares for each share of Common Stock issued pursuant to a full value award (i.e., any stock award that is not a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying Common Stock on the date of grant).

        The closing market price of the Company's Common Stock on the NASDAQ Global Select Market as of the Record Date was $21.84 per share.

        The number of shares of Common Stock available for issuance under the 2015 Incentive Plan will be increased when and to the extent that an award is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or an award is settled in cash without the delivery of shares to a participant, such that any shares of Common Stock subject to any such award shall again be available for the grant of an award pursuant to the 2015 Incentive Plan. However, the number of shares of Common Stock available for issuance under the 2015 Incentive Plan will not be increased for shares tendered in payment of a stock option, shares delivered to or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right that were not issued upon full settlement. The payment of dividend equivalents in cash in conjunction with any outstanding awards shall not be counted against the shares available for issuance under the 2015 Incentive Plan. Any shares of Common Stock with respect to awards issued under the 2015 Incentive Plan that again become available for future grants shall be added back to the share pool either (i) as 1 for each share of Common Stock issued pursuant to a stock option or stock appreciation right, or (ii) as 1.25 shares for each share of Common Stock issued pursuant to a full value award.

        The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2015 Incentive Plan shall not exceed 5,000,000. The aggregate number of shares of Common Stock subject to awards granted under the 2015 Incentive Plan during any calendar year to any one participant may not exceed 1,500,000. The maximum cash amount payable pursuant to the portion of an incentive bonus granted in any calendar year to any participant that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $5,000,000. If an award is conditioned on the attainment of performance goals during a performance period of more than 12 months' duration, then the limits described above, other than the one on incentive stock options, are multiplied by the number of full or partial calendar years over which an applicable performance period spans.

        Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines shall not reduce the shares authorized for issuance under the 2015 Incentive Plan or authorized for grant to a participant during a calendar year. In addition, in the event that a company acquired by the Company, or with which the Company combines, has shares available under a pre-existing equity compensation plan, the shares available for grant pursuant to such pre-existing plan (as adjusted in connection with such acquisition or combination) may be used for awards under the 2015 Incentive Plan and will not reduce the shares authorized for issuance under the 2015 Incentive Plan, provided that the awards using such available shares will not be made after the date awards could have been made under the terms of the pre-existing plan and will only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

Administration

        The 2015 Incentive Plan will be administered by the Compensation Committee (the "Committee"), or, in the absence of the Committee, the Board itself. Any power of the administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause an award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the administrator, the Board action will control. The Committee may by resolution authorize one or more officers of the Company to perform any or all things that the administrator is authorized and empowered to do or perform under the 2015 Incentive Plan; provided, however, that such authorization must specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority, and provided further that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act or otherwise have the title of Vice President or above, or (ii) "covered employees" under Section 162(m) of the Code. In addition, the administrator may delegate any or all aspects of the day-to-day administration of the 2015 Incentive Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agent.

        The Committee has full and final authority to select the participants to receive awards and to grant such awards. Subject to the provisions of the 2015 Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Company of specified performance criteria.

Awards

        The 2015 Incentive Plan authorizes the grant of awards of stock options, stock appreciation rights, restricted stock, RSUs or incentive bonuses. Any award may be subject to performance conditions as determined by the Committee. The terms of awards will be determined by the Committee and set forth in an award agreement. The terms of any awards may vary among participants. Subject to the provisions of the 2015 Incentive Plan, the administrator will specify before, at or after the time of grant the provisions governing the effects upon an award of a separation from service. Participants will not have any rights as a shareholder with respect to shares covered by an award until the date the participant becomes the holder of record of such shares.

        Stock Options.    Stock options granted under the 2015 Incentive Plan may be either non-qualified stock options or incentive stock options under Section 422 of the Code. The exercise price of any stock option granted, other than substitute awards, may not be less than 100% of the fair market value of a share of our Common Stock on the date of grant (provided that the exercise price of an incentive stock option granted to a participant who owns stock possessing more than 10 percent of the combined voting power of all classes of the Company's stock will be at least 110% of the fair market value on such date). The option exercise price is payable in cash or such other method as determined by the administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise. Vesting may be based on continued employment, passage of time, attainment of service requirements, and/or satisfaction of performance conditions. The term of a stock option will in no event be greater than ten years (or, for an incentive stock option granted to a 10% Shareholder, five years), provided that the term of a non-qualified stock option will be automatically extended if, at the time of its scheduled expiration, the participant holding such option is prohibited by law or by the Company's insider trading policy from exercising such option, such extension to expire on the 30th day following the date such prohibition no longer applies.

        Other than in connection with a change in the Company's capitalization, at any time when the exercise price of an option is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval, (i) reduce the exercise price of such option, (ii) exchange such option for cash, another award or a new option or stock appreciation right with a lower exercise or base price or (iii) otherwise reprice such option. Options may not be granted under the 2015 Incentive Plan in consideration for, and will not be conditioned upon the delivery of shares to the Company in payment of the exercise price and/or tax withholding obligation under, any other option.

        As of April 13, 2015, the fair market value of a share of our Common Stock, determined by the last reported sale price per share on that date as quoted on the Nasdaq Capital Market, was $21.96.

        Stock Appreciation Rights.    A stock appreciation right (which we refer to as a SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of our Common Stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of our Common Stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of our Common Stock on the date of grant. A SAR granted in tandem with a stock option will have a base price equal to the exercise price of the stock option to which it relates. The Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions. Other than in connection with a change in the Company's capitalization, at any time when the exercise price of a SAR is above the fair market value of a share of Common Stock, the Company may not, without shareholder approval (i) reduce the exercise or base price of such SAR, (ii) exchange such SAR for cash, another award or a new option or SAR with a lower exercise or base price or (iii) otherwise reprice such SAR.

        Restricted Stock and Restricted Stock Units.    The grant, issuance, retention, vesting and/or settlement of any restricted stock or RSU award will occur at such time and be subject to such terms and conditions as determined by the administrator or under criteria established by the administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and /or satisfaction of performance conditions.

        Participants who receive restricted stock will be entitled to receive all dividends and other distributions paid with respect to those shares unless determined otherwise by the administrator. The administrator will determine whether such dividends of distributions will be automatically reinvested in additional restricted stock and/or subject to the same restrictions as the underlying restricted stock, or whether such dividends or distributions will be paid in cash. Unless otherwise set forth in the award agreement, prior to the time shares are issued to a participant under an RSU award, the Company will pay or accrue dividend equivalents on each date that dividends are paid, and such dividend equivalents will be paid at the time specified in the award agreement. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid during the performance period with respect to unearned awards of restricted stock or RSUs that are subject to performance-based vesting criteria. Dividends or dividend equivalents accrued on such awards will become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or RSUs have been earned. Unless otherwise determined by the administrator, participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the period of restriction. Participants holding RSUs will not have voting rights with respect to the underlying shares unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

        Incentive Bonuses.    Participants may be provided with a bonus opportunity pursuant to which the participant may become entitled to receive an amount based on satisfaction of performance criteria as determined by the administrator established for a performance period of not less than one year as are specified in an award agreement.

Qualifying Performance Based Compensation Under Section 162(m) of the Code

        The administrator may determine, at the time an award of restricted stock, RSUs or an incentive bonus is granted, whether the award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. For an award to qualify as "performance-based compensation" under Section 162(m), during the first 90 days of a performance period, the administrator must, in writing, (i) select the "Performance Criteria" (as described below) applicable to the performance period, (ii) establish the performance goals, and amounts of such awards, that may be earned for such performance period based on the Performance Criteria, and (iii) specify the relationship between

Performance Criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each designated participant for such performance period.

        Under the 2015 Incentive Plan, "Performance Criteria" means the criteria (and adjustments) selected by the administrator for an award that is intended to qualify as "performance-based compensation" under Section 162(m), which are limited to the following: (i) stock price appreciation, (ii) gross or net sales or revenue, (iii) operating profit, (iv) gross, operating or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (v) costs, (vi) return on equity, (vii) return on assets, (viii) earnings per share, (ix) total earnings, (x) earnings growth, (xi) return on capital, (xii) return on assets, (xiii) return on sales, (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) book value per share, (xvi) market share, (xvii) economic value added, (xviii) market value added, (xix) productivity, (xx) level of expenses, (xxi) new product development, (xxii) regulatory body filings and/or approvals regarding commercialization of a product, (xxiii) implementation or completion of critical projects, (xxiv) achievement of developmental milestones, or (xxv) peer group comparisons of any of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals based on such Performance Criteria may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each performance goals shall be determined in accordance with U.S. Generally Accepted Accounting Principles.

        To the extent consistent with Section 162(m) of the Code, the administrator may provide, within the time prescribed by, and otherwise in compliance with, Section 162(m), that any evaluation of performance under a performance goal shall include or exclude any of the following events that occurs during the applicable performance period: (A) the effects of charges for restructurings, discontinued operations, extraordinary items or unusual or infrequently occurring items, (B) items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, (C) the cumulative effect of accounting change, (D) asset write-downs, (E) litigation, claims, judgments, settlements or loss contingencies, (F) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (G) accruals for reorganization and restructuring programs, (H) accruals of any amounts for payment under the 2015 Incentive Plan or any other compensation arrangement maintained by the Company, (I) items relating to financing activities, (J) items related to acquisitions, (K) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period, (L) items attributable to the business operating of any entity acquired by the Company during the performance period, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company's core, on-going business activities, or (O) any other items of significant income or expense which are determined to be appropriate adjustments.

        Subject to the limitations imposed under Section 162(m) of the Code for awards that are intended to qualify as "performance-based compensation," notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under or the amount paid under an award may, to the extent specified in an award agreement, be reduced, but not increased, by the administrator in the administrator's sole discretion. The administrator will certify in writing whether and the extent to which the applicable performance goals have been satisfied.

Adjustment and Change in Control

        The number and kind of shares of Common Stock available for issuance (including under any awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in the 2015 Incentive Plan, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares available under the 2015 Incentive Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to the Company's security holders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards. No fractional shares of Common Stock will be issued pursuant to such an adjustment, In the event there is any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a change in control, other merger, consolidation or otherwise, then the administrator will determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different awards or different types of awards. In addition, in the event of such change, the administrator may accelerate the time or times at which any award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the administrator in its sole discretion.

        Unless otherwise expressly provided for in an award agreement, in the event of a change in control, unless provision is made in connection with the change in control for (i) assumption of awards previously granted or (ii) substitution for such awards, (A) the administrator will make an adjustment to any or all awards as the administrator deems appropriate to reflect such change in control or (B) (1) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, and the unexercised portion of such option or stock appreciation right will be cancelled upon on the consummation of the change in control; (2) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

        Unless otherwise expressly provided for in an award agreement or another contract, including an employee agreement, or under the terms of a transaction constituting a change in control, the following will occur upon a participant's involuntary termination of employment or other service within 24 months following a change in control, provided that such termination does not result from disability, cause or gross misconduct: (i) in the case of an option or SAR, the participant will have the ability to exercise such option or SAR, including any portion of the option or SAR not previously exercisable, and the option or SAR will remain exercisable for a period of three (3) years following such termination, but in no event after the expiration of such option or SAR, (ii) in the case of an award subject to performance conditions, the participant will have the right to receive a payment based on performance through a date determined by the administrator prior to the change in control (unless such performance cannot be determined, in which case the participant will have the right to receive a payment equal to the target amount payable), and (iii) in the case of outstanding restricted stock and/or RSUs not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.

Transferability

        Each award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated other than by will or the laws of descent and distribution, and each option or SAR is exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following the participant's death by the participant's beneficiaries or as permitted by the administrator.

Duration of the 2015 Incentive Plan

        Awards may not be granted under the 2015 Incentive Plan after the tenth anniversary of the adoption by the Board of the 2015 Incentive Plan. Notwithstanding the foregoing, the 2015 Incentive Plan may be terminated at such earlier time as the Board may determine. Termination of the 201 Incentive Plan will not affect the rights and obligations of the participants and the Company arising under awards theretofore granted.

Amendment and Termination

        Subject to limitations imposed by law, the Board of the Company may amend or terminate the 2015 Incentive Plan at any time and the administrator may amend or alter any agreement or other document evidencing an award made under the 2015 Incentive Plan. However, no such amendment or termination may deprive the recipient of an award previously granted under the 2015 Incentive Plan of any rights thereunder without his or her consent. Notwithstanding the foregoing, no such amendment shall, without the approval of the shareholders of the Company:

  (a)
  increase the maximum number of Common Stock for which awards may be granted under the 2013 Incentive Plan;

  (b)
  reduce the price at which options may be granted below the price provided for in the 2015 Incentive Plan;

  (c)
  reprice outstanding options or stock appreciation rights;

  (d)
  extend the term of the 2015 Incentive Plan;

  (e)
  change the class of persons eligible to be participants; or

  (f)
  otherwise amend the 2015 Incentive Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

New Plan Benefits

        Awards under the 2015 Incentive Plan are discretionary and the Compensation Committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2015 Incentive Plan to any individual or group of individuals. Information about awards granted to our named executive officers and directors during 2014 under our 2013 Incentive Plan can be found under the heading Compensation Discussion and Analysis—Grants of Plan-Based Awards Table and Director Compensation—Grant of Restricted Stock Units, respectively. During 2014, 425,000 shares subject to awards under our 2013 Incentive Plan were granted to all current executive officers, and 1,175,452 shares were subject to awards granted to all other employees.

Federal Income Tax Treatment

        The following discussion summarizes the material U.S. federal income tax consequences to the Company and the participants in connection with the 2015 Incentive Plan under existing applicable provisions of the Code and the accompanying regulations. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

        Nonqualified Options—An employee will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the difference, if any, between the option price and the fair market value of the shares on the date of exercise.

        Incentive Stock Options—An employee who receives an incentive stock option ("ISO") will not recognize any income for federal income tax purposes upon receipt of the ISO, and the Company will not realize a deduction for federal income tax purposes. The optionee generally will not be taxed upon exercise, but the difference between the fair market value of the stock on the date of exercise and the option exercise price is an item that may subject the optionee to the alternative minimum tax. If the optionee does not dispose of the ISO shares within two years from the date the option was granted or within one year after the shares were transferred to him on exercise of the option, then that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. The Company will not be entitled to a deduction either at the time the employee exercises the ISO or subsequently sells the ISO shares. However, if the employee sells the ISO shares within two years after the date the ISO is granted or within one year after the date the ISO is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain depending on the length of time the employee held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying sale is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee.

        With respect to both nonqualified stock options and ISOs, special rules apply if an employee uses shares already held by the employee to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the employee.

        Stock Appreciation Rights—Upon exercise of a SAR, an employee will recognize taxable income in the amount of the aggregate cash received. An employee who receives unrestricted shares upon exercise of a SAR will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the employee.

        Restricted Stock—Employees receiving restricted stock will not recognize any income upon receipt of the restricted stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or have expired. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or have expired. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized. However, no later than 30 days after an employee receives the restricted stock, the employee may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the employee will not recognize any additional income. If the employee forfeits the shares to the Company, the employee may not claim a deduction with respect to the income recognized as a result of the election.

        Generally, when an employee disposes of shares acquired under the 2015 Incentive Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

        Restricted Stock Units—Employees who are granted RSUs do not recognize income at the time of the grant. When the award vests or is paid, participants generally recognize ordinary income in an amount equal to the fair market value of the units at such time, and the Company will receive a corresponding deduction.

        Potential Limitation on Deductions—As described above, special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next three most highly compensated executive officers, other than the chief financial officer. Under Section 162(m), unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the 2015 Incentive Plan will be deductible under all circumstances.

        Federal Income Tax Consequences to the Company—To the extent that a recipient recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

        Tax Withholding—To the extent required by applicable federal, state, local or foreign law, a participant will be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of the award.

        Section 409A—Section 409A of the Code applies to any awards under the 2015 Incentive Plan that are deemed to be deferred compensation. If the requirements of Section 409A of the Code are not met, the recipient may be required to include deferred compensation in taxable income, and additional taxes and interest may be assessed on such amounts. If any awards are subject to Section 409A, we intend to have the awards comply with Section 409A of the Code. As described above, Section 162(m) denies a deduction to any publicly held Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan, either on their own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Vote Required for Approval

        Approval of the 2015 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting. Abstentions will have the practical effect of a vote to not approve the 2015 Incentive Plan.

Recommendation

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2015 EQUITY INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information

        In fiscal 2014, we made stock-based awards from our 2013 Incentive Plan and have outstanding grants under our 2000 Stock Incentive Plan (the "2000 Incentive Plan") and Amended and Restated 2000 Employee Stock Purchase Plan (the "2000 ESPP," and together with the 2000 Stock Incentive Plan, the "Plans"). The Plans are administered by the Compensation Committee and the Board.

        The 2013 Stock Incentive Plan was adopted by the Board and approved by our shareholders on May 23, 2013. Under the terms of the 2013 Stock Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), restricted stock, RSUs, performance shares and other stock awards. The 2013 Incentive Plan provides for the issuance of a maximum of 3,053,833 shares of Common Stock.

        The 2000 Stock Incentive Plan was originally adopted by the Board and approved by our shareholders in 2000 and its original ten-year term was extended to March 15, 2015 when it was amended in June 2005. Under the terms of the 2000 Stock Incentive Plan, we are authorized to grant a variety of incentive awards based on our Common Stock, including stock options (both incentive stock options and non-qualified stock options), restricted stock, RSUs, performance shares and other stock awards. In May 2011, the shareholders of Insmed approved an amendment of our 2000 Stock Incentive Plan (the "Amended Incentive Plan") to increase the number of shares of Common Stock reserved and available for issuance under the 2000 Stock Incentive Plan by 3,000,000 shares to a total of 3,925,000 (adjusted for stock splits) shares of Common Stock. These shares are reserved for awards to all participants in the 2000 Plan, including non-employee directors.

        The 2000 ESPP was adopted by the Board on April 5, 2000, and was approved by our shareholders on the same date. It was amended by the Board to increase the number of shares available for issuance, and such amendment was approved by our shareholders on May 11, 2005. The 2000 ESPP was subsequently amended and restated by action of the Board on October 4, 2006 and the amendment and restatement were approved by our shareholders on December 14, 2006. Under the terms of the 2000 ESPP, the Company offered eligible employees an opportunity to purchase our Common Stock, at a discount, through payroll deductions up to a maximum value of $25,000 per year. The 2000 ESPP provided for the issuance of a maximum of 150,000 shares of our Common Stock. The Company did not offer employees the right to purchase Common Stock under the 2000 ESPP in 2014. The 2000 ESPP was terminated by the Board as of December 31, 2013.

        The following table presents information as of December 31, 2014, with respect to the Plans.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, warrants, and rights	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders:
2013 Incentive Plan(2)	2,613,767	$14.57	351,729
2000 Stock Incentive Plan(3)	1,806,841	$4.88	156,333

Total	4,420,608		508,062

(1)
We do not have any equity compensation plans that have not been approved by our shareholders.

(2)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under our 2013 Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2013 Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available for purposes of the 2013 Incentive Plan. Also includes 20,502 shares of common stock issuable upon the vesting of restricted stock unit awards granted under our 2013 Incentive Plan.

(3)
Represents shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2000 Stock Incentive Plan. Upon the approval of the 2013 Incentive Plan, no additional awards were issued under the 2000 Stock Incentive Plan and the shares remaining for future grant under the 2000 Stock Incentive Plan were transferred to the 2013 Incentive Plan. To the extent that stock options or stock appreciation rights granted under the 2000 Stock Incentive Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of restricted stock or performance units are forfeited, the shares of Common Stock underlying such grants will again become available under the 2013 Incentive Plan.

PROPOSALS FOR 2016 ANNUAL MEETING

        Shareholder proposals intended for inclusion in our Proxy Statement for the 2016 Annual Meeting of Shareholders must be received at our offices no later than the close of business on December 17, 2015. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and must be submitted to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Bridgewater, New Jersey, 08807.

        Under our Bylaws, any shareholder (as defined in our Bylaws) who wishes to present other business or nominate a director candidate at the 2016 Annual Meeting of Shareholders must give timely written notice of any such business or nomination to our Corporate Secretary in advance of the meeting. Such written notice must comply with the requirements in our Bylaws and must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to our Corporate Secretary at the address given above no later than 120 days nor more than 150 days before the anniversary of the immediately preceding year's annual meeting. Accordingly, for the 2016 Annual Meeting of Shareholders, our Corporate Secretary must receive such written notice no earlier than December 23, 2015 and no later than January 22, 2016. If the date of the 2016 Annual Meeting of

Shareholders is more than 30 days before or more than 60 days after May 21, 2016 (the anniversary of this year's Annual Meeting), then the written notice must be received no later than the 120th day prior to such Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting was first made. If a shareholder fails to meet these requirements or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote on any such business or nomination in accordance with our best judgment. Our Bylaws are available on our website at www.insmed.com under the heading "Investor Relations—Corporate Governance" or by submitting a written request to the Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Bridgewater, New Jersey, 08807.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each person to whom this Proxy Statement has been delivered, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed with the SEC on March 30, 2015, including the financial statements and financial statement schedules. Requests should be directed to Ms. Christine Pellizzari, Corporate Secretary, Insmed Incorporated, 10 Finderne Avenue, Bridgewater, New Jersey, 08807, (908) 977-9900. In connection with any such request, we will provide a list of exhibits to the Annual Report on Form 10-K, and will provide copies of such exhibit upon the payment of a reasonable fee set forth in such listing.

 SEPARATE COPIES FOR BENEFICIAL HOLDERS

        Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single set of proxy materials and Annual Report to that address. Only one set of proxy materials and Annual Report will be delivered to such address unless we receive contrary directions from one or more of such beneficial owners. Any such beneficial owner can request a separate copy of these proxy materials or the Annual Report by contacting our Corporate Secretary as described above, and we will promptly provide a separate copy. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the Proxy Statement and Annual Report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

 OTHER MATTERS

        The Board is not aware of any matters to be presented for action at the Annual Meeting other than as set forth herein. However, if any other matters properly come before the meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board
/s/ CHRISTINE PELLIZZARI Christine Pellizzari, Corporate Secretary

April 15, 2015

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
INSMED INCORPORATED ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2015:

The Proxy Statement and Annual Report are available at www.proxyvote.com.

APPENDIX A

INSMED INCORPORATED
2015 INCENTIVE PLAN

1.     Purpose

        The purpose of the Insmed Incorporated 2015 Incentive Plan (the "Plan") is to advance the interests of the Company by aligning the individual interests of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, to those of Company shareholders and by providing such individuals with an incentive to continue working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and of Incentive Bonuses, which may be paid in cash or stock or a combination thereof and may be performance-based, as determined by the Administrator. The Plan replaces the existing Insmed Incorporated 2013 Incentive Plan (the "Prior Plan") with respect to future awards granted by the Company, and no future awards will made under the Prior Plan after the Effective Date (as defined herein) of the Plan.

2.     Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Administrator" means the Administrator of the Plan in accordance with Section 6.

          (b)   "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest, as determined by the Committee from time to time.

          (c)   "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

          (d)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan.

          (e)   "Award Agreement" means any written or electronic agreement or other instrument evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

          (f)    "Board" means the board of directors of the Company.

          (g)   "Change in Control" means the occurrence of any one of the following:

            (1)   any Person becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of at least 50% of either (A) the value of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") (the foregoing beneficial ownership hereinafter being referred to as a "Controlling Interest"); provided, however, that for purposes of this definition, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date has beneficial ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) below; or

            (2)   during any period of two consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the "Incumbent

    Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (3)   consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) of the Company or such Acquiring Corporation) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the Board of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (4)   the complete liquidation or dissolution of the Company.

  Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes and/or penalties pursuant to Section 409A of the Code, no event or transaction will constitute a Change in Control hereunder unless it also constitutes a "change in control event" under Section 409A of the Code.

          (h)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

          (i)    "Committee" means the Compensation Committee of the Board (or any successor committee).

          (j)    "Common Stock" means the common stock of the Company, par value $0.01 a share, or such other class or kind of shares or other securities as may be applicable under Section 15.

          (k)   "Company" means Insmed Incorporated, a Virginia corporation, and except as utilized in the definition of Change in Control, any successor corporation.

          (l)    "Dividend Equivalents" mean an amount payable in cash or Common Stock, as determined by the Administrator, with respect to a Restricted Stock Unit Award equal to what would have been received if the shares underlying the Award had been owned by the Participant.

          (m)  "Effective Date" has the meaning set forth in Section 4 of the Plan.

          (n)   "Fair Market Value" means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, the closing price for the Common Stock on such date as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Administrator deems reliable; and (ii) in the absence of an established market for the Common Stock, as determined in good faith by the Administrator by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Administrator deems appropriate.

          (o)   "Full-Value Award" means an Award that results in the Company transferring the full value of a share of Common Stock under the Award, whether or not an actual share of stock is issued. Full-Value Awards shall include Restricted Stock, Restricted Stock Units, and Incentive Bonuses to the extent payable in Common Stock (including, but not limited to, Awards that are performance-based) for which the Company transfers the full value of a share of Common Stock under the Award, but shall not include Dividend Equivalents.

          (p)   "Incentive Bonus" means a bonus opportunity awarded under Section 11 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria established for a performance period of not less than one year, as are specified in the Award Agreement.

          (q)   "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (r)   "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (s)   "Option" means a stock option awarded under Section 8 of the Plan, which may be Incentive Stock Options or Nonqualified Stock Options.

          (t)    "Participant" means any individual described in Section 3 to whom Awards have been granted or who has received a Substitute Award and any authorized transferee of such individual.

          (u)   "Performance Criteria" means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goals for a Performance Period, which are limited to the following: (i) stock price appreciation, (ii) gross or net sales or revenue, (iii) operating profit, (iv) gross, operating or net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (v) costs, (vi) return on equity, (vii) return on assets, (viii) earnings per share, (ix) total earnings, (x) earnings growth, (xi) return on capital, (xii) return on assets, (xiii) return on sales, (xiv) cash flow (including, but not limited to, operating cash flow and free cash flow), (xv) book value per share, (xvi) market share, (xvii) economic value added, (xviii) market value added, (xix) productivity, (xx) level of expenses, (xxi) new product development, (xxii) regulatory body filings and/or approvals regarding commercialization of a product, (xxiii) implementation or completion of critical projects, (xxiv) achievement of developmental milestones, or (xxv) peer group comparisons of any of the foregoing, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (v)   "Performance Goals" means, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with U.S. Generally Accepted Accounting Principles.

          (w)  "Performance Period" means the period of time over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and payment of, an Award granted pursuant to Section 12(b) of the Plan.

          (x)   "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (y)   "Plan" means the Insmed Incorporated 2015 Incentive Plan as set forth herein and as amended from time to time.

          (z)   "Restricted Stock" means an Award or issuance of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

          (aa) "Restricted Stock Unit" means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock (or cash payment in lieu thereof) is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.

          (bb) "Separation from Service" or "Separates from Service" means the termination of Participant's employment with the Company and all Subsidiaries that constitutes a "separation from service" within the meaning of Section 409A of the Code.

          (cc) "Stock Appreciation Right" means a right granted pursuant to Section 9 of the Plan that entitles the Participant to receive, in cash or Common Stock or a combination thereof, value equal to the excess of (i) the market price of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

          (dd) "Subsidiary" means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its equity interests or, for Incentive Stock Options, a "subsidiary corporation" (as defined in Section 424(f) of the Code).

          (ee) "Substitute Awards" means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.     Eligibility

        Any employee of the Company or an Affiliate (including an officer or director who is such an employee), member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or other non-employee advisor or service provider of the Company or an Affiliate shall be eligible to receive an Award under the Plan. Notwithstanding the foregoing, a person who would otherwise be eligible to receive an Award under the Plan shall not be eligible in any jurisdiction where such person's participation in the Plan would be unlawful.

4.     Effective Date and Termination of Plan

        This Plan was adopted by the Board on April 9, 2015 (the "Approval Date"), and it will become effective when it is approved by the Company's shareholders (the "Effective Date"). All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders prior to the first anniversary date of the Approval Date; provided that if such approval by the shareholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Approval Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.

5.     Shares Subject to the Plan and to Awards

        (a)    Aggregate Limits.    The aggregate number of shares of Common Stock issuable under the Plan (the "Share Pool") shall be equal to the sum of 5,000,000 plus any shares of Common Stock subject to outstanding awards under the Prior Plan as of the Effective Date that, after the Effective Date, are canceled, terminate unearned, expire, are forfeited, lapse for any reason, or are settled in cash without the delivery of shares. On the grant date of an Award, the Share Pool shall be reduced either by 1 share of Common Stock for each share subject to an Award other than a Full-Value Award or by 1.25 shares of Common Stock for each share subject to a Full-Value Award. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to Awards outstanding shall be subject to adjustment as provided in Section 15. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

        (b)    Issuance of Shares.    The Share Pool shall be increased when and to the extent that an Award is canceled, terminates unearned, expires, is forfeited, or lapses for any reason, or an Award is settled in cash without the delivery of shares to the Participant, such that any shares of Common Stock subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right that were not issued upon full settlement. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Any shares of Common Stock with respect to Awards issued under the Plan that again become available for future grants pursuant to this Section 5 shall be added back to the Share Pool as 1 share for each share subject to an Award other than a Full-Value Award or as 1.25 shares for each share subject to a Full-Value Award.

        (c)    Tax Code Limits.    The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 5,000,000

(subject to adjustment pursuant to Section 15 of the Plan). The aggregate number of shares of Common Stock subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,500,000 (subject to adjustment pursuant to Section 15 of the Plan), which number shall not count any tandem SARs (as defined in Section 9). The maximum cash amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $5,000,000. If an Award is conditioned on the attainment of Performance Goals during a Performance Period of more than 12 months' duration, then the limits of this Section 5(c), other than the one on Incentive Stock Options, are multiplied by the number of full or partial calendar years over which an applicable Performance Period spans.

        (d)    Substitute Awards.    Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

6.     Administration of the Plan

        (a)    Administrator of the Plan.    The Plan shall be administered by the Administrator who shall be the Committee, or, in the absence of the Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause an Award intended to qualify as performance-based compensation under Section 162(m) of the Code not to qualify for such treatment. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control.

        (b)    Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation:

          (1)   to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

          (2)   to determine which persons are eligible to receive Awards under the Plan, to which of such persons, if any, Awards shall be granted hereunder, and the timing of any such Awards;

          (3)   to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof;

          (4)   to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability or settlement of any Award;

          (5)   to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan;

          (6)   to determine the extent to which adjustments are required pursuant to Section 15;

          (7)   to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is appropriate to do so;

          (8)   to approve corrections in the documentation or administration of any Award; and

          (9)   to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Administrator may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in Section 19, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate. The Administrator may, in its sole and absolute discretion and, except as otherwise provided in Section 19, waive, settle or adjust any of the terms of any Award so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe).

        (c)    Determinations by the Administrator    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select. Members of the Board and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

        (d)    Delegation of Authority.    To the maximum extent permitted by applicable law, the Committee may by resolution delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority; and provided further that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act or otherwise have the title of Vice President or above, or (ii) "covered employees" under Section 162(m) of the Code. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Administrator may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

        (e)    Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject shares of Common Stock to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

7.     Plan Awards

        (a)    Terms Set Forth in Award Agreement.    The terms and conditions of each Award shall be set forth in an Award Agreement in a form approved by the Administrator for such Award, which Award Agreement may contain such terms and conditions as specified from time to time by the Administrator, provided such terms and conditions do not conflict with the Plan. The Award Agreement for any Award, as applicable, shall include the time or times at or within which and the consideration, if any, for which any shares of Common Stock may be acquired from the Company. The terms of Awards may vary among Participants, and the Plan does not impose upon the Administrator any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Agreements may vary.

        (b)    Separation from Service.    Subject to the express provisions of the Plan, the Administrator shall specify before, at, or after the time of grant of an Award the provisions governing the effect(s) upon an Award of a Participant's Separation from Service.

        (c)    Rights of a Shareholder.    A Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 10(b) or Section 15 of this Plan or as otherwise provided by the Administrator.

8.     Options

        (a)    Grant, Term and Price.    The grant, issuance, retention, vesting and/or settlement of any Option shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan. The term of an Option shall in no event be greater than ten years; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. The Administrator will establish the price at which Common Stock may be purchased upon exercise of an Option, which, in no event will be less than the Fair Market Value of such shares on the date of grant; provided, however, that the exercise price per share of Common Stock with respect to an Option that is granted as a Substitute Award may be less than the Fair Market Value of the shares of Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A and/or Section 424 of the Code, as applicable. The exercise price of any Option may be paid in cash or such other method as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned shares of Common Stock or withholding of shares of Common Stock deliverable upon exercise.

        (b)    No Repricing without Shareholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 15), at any time when the exercise price of an Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

        (c)    No Reload Grants.    Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

        (d)    Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 8, in the case of the grant of an Option intending to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110% of the Fair Market Value of the shares of Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 8 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of shares of Common Stock (determined as of the time of grant) with respect to which such Options become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months (or such other period of time provided in Section 422 of the Code) of separation of service (as determined in accordance with Section 3401(c) of the Code).

        (e)    No Shareholder Rights.    Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Option or any shares of Common Stock subject to an Option until the Participant has become the holder of record of such shares.

9.     Stock Appreciation Rights

        (a)    General Terms.    The grant, issuance, retention, vesting and/or settlement of any Stock Appreciation Right shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan. Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of Options granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs"). Upon exercise of a tandem SAR as to some or all of the shares covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Option is exercised as to some or all of the shares covered by the grant, the related tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, provided that the Fair Market Value of Common Stock on the date of the tandem SAR's grant is not greater than the exercise price of the related Option. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 8 and all tandem SARs shall have the same exercise price as the Option to which they relate. Subject to the provisions of Section 8 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Common Stock, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

        (b)    No Repricing without Shareholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 15), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval (i) reduce the exercise or base price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right.

        (c)    No Shareholder Rights.    Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of an Award of Stock Appreciation Rights or any shares of Common Stock subject to an Award of Stock Appreciation Rights until the Participant has become the holder of record of such shares.

10.   Restricted Stock and Restricted Stock Units

        (a)    Vesting and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of any Restricted Stock or Restricted Stock Unit Award shall occur at such time and be subject to such terms and conditions as determined by the Administrator or under criteria established by the Administrator, which may include conditions based on continued employment, passage of time, attainment of age and/or service requirements, and/or satisfaction of performance conditions in accordance with Section 12 of the Plan.

        (b)    Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares of Common Stock, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award Agreement, during the period prior to shares being issued in the name of a Participant under any Restricted Stock Unit, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Administrator may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or Dividend Equivalents accrued on such shares shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.

        (c)    Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company's stock ledger.

11.   Incentive Bonuses

        (a)    Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the amount payable under an Incentive Bonus, which may include a target, threshold and/or maximum amount payable and any formula for determining such maximum amount payable, and which criteria may be based on performance conditions in accordance with Section 12 of the Plan or other performance criteria. The Administrator may specify whether and to what extent an Incentive Bonus is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, any Incentive Bonus that is intended by the Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be subject to Section 12(b) of the Plan.

        (b)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Common Stock, as determined by the Administrator.

        (c)    Discretionary Adjustments.    Notwithstanding satisfaction of any performance goals and subject to Section 12(b) of this Plan, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be adjusted by the Administrator on the basis of such further considerations as the Administrator shall determine.

12.   Qualifying Performance-Based Compensation

        (a)    General.    The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Options, Stock Appreciation Rights or shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Performance Criteria or other standards of financial performance and/or personal performance evaluations.

        (b)    Performance-Based Compensation Under Section 162(m) of the Code.    The Administrator may determine, at the time an Award of Restricted Stock, Restricted Stock Units or an Incentive Bonus, is granted, whether such Award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. For any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the following provisions shall apply:

          (1)    Establishment of Performance Goals.    During the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, in writing, (A) select the Performance Criteria applicable to the Performance Period, (B) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (C) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each designated Participant for such Performance Period.

          (2)    Adjustments.    The Administrator may, in its sole discretion, provide that that any evaluation of performance under a Performance Goal shall include or exclude any of the following events that occurs during the Performance Period: (A) the effects of charges for restructurings, discontinued operations, extraordinary items or unusual or infrequently occurring items, (B) items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, (C) the cumulative effect of accounting change, (D) asset write-downs, (E) litigation, claims, judgments, settlements or loss contingencies, (F) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (G) accruals for reorganization and restructuring programs, (H) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company, (I) items relating to financing activities, (J) items related to acquisitions, (K) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period, (L) items attributable to the business operating of any entity acquired by the Company during the Performance Period, (M) items related to amortization of acquired intangible assets, (N) items that are outside the scope of the Company's core, on-going business activities, or (O) any other items of significant income or expense which are determined to be appropriate adjustments. For all Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

          (3)    Certification.    Following the completion of the Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.

          (4)    Negative Discretion.    In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

          (5)    Payment of Performance-Based Compensation.    Unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

13.   Deferral of Payment

        The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of shares of Common Stock upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, deny any deferral of the delivery of shares of Common Stock or any other payment with respect to any Award if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator or the Board.

14.   Conditions and Restrictions Upon Securities Subject to Awards

        The Administrator may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

15.   Adjustment of and Changes in the Stock; Change in Control

        (a)    Adjustments Upon Certain Unusual or Nonrecurring Events.    The number and kind of shares of Common Stock available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of shares of Common Stock subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment may be designed to comply with Section 424 of the Code or may be designed to treat the shares of Common Stock available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares of Common Stock to reflect a deemed reinvestment in shares of Common Stock of the amount distributed to the Company's security holders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of shares of Common Stock subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. No fractional shares of Common Stock shall be issued pursuant to such an adjustment.

        (b)    Adjustments Upon Other Events.    In the event there shall be any other change in the number or kind of outstanding shares of Common Stock, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected, which adjustments need not be uniform between different Awards or different types of Awards. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised, consistent with and as otherwise permitted under Section 409A of the Code, and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole discretion.

        (c)    Change in Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control after the Effective Date, unless provision is made in connection with the Change in Control for (i) assumption of Awards previously granted or (ii) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (A) the Administrator shall make an adjustment to any or all Awards as the Administrator deems appropriate to reflect such Change in Control or (B) (1) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, and the unexercised portion of such Option or Stock Appreciation Right shall be cancelled upon consummation of the Change in Control; (2) in the case of an Award subject to performance conditions in accordance with Section 12 of the Plan, the Participant shall have the right to receive a payment based on performance through a date determined by the Administrator prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable); and (3) in the case of outstanding Restricted Stock and/or Restricted Stock Units not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

        (d)    Termination Following a Change in Control.    Unless otherwise expressly provided for in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the following shall occur upon a Participant's involuntary termination of employment within twenty-four (24) months following a Change in Control, provided that such termination does not result from the Participant's termination for disability, cause or gross misconduct: (i) in the case of an Option or Stock Appreciation Right, each Option or Stock Appreciation Right shall immediately become exercisable and shall remain exercisable for the lesser of three (3) years following such termination and the expiration of such Option or Stock Appreciation Right; (ii) in the case of an Award subject to performance conditions in accordance with Section 12 of the Plan, the Participant shall have the right to receive a payment based on performance through a date determined by the Administrator prior to the Change in Control (unless such performance cannot be determined, in which case the Participant shall have the right to receive a payment equal to the target amount payable); and (iii) in the case of outstanding Restricted Stock and/or Restricted Stock

Units not subject to performance conditions, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

        (e)    The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 15 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

16.   Transferability

        Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Administrator.

17.   Compliance with Laws and Regulations

        This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

        In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.   Withholding

        To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Administrator, shares of Common Stock.

19.   Amendment of the Plan or Awards

        The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 15, no such amendment shall, without the approval of the shareholders of the Company:

          (a)   increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;

          (b)   reduce the price at which Options may be granted below the price provided for in Section 8(a);

          (c)   reprice outstanding Options or Stock Appreciation Rights as described in 8(b) and 9(b);

          (d)   extend the term of this Plan;

          (e)   change the class of persons eligible to be Participants; or

          (f)    otherwise amend the Plan in any manner requiring shareholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted.

        No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

20.   No Liability of Company

        The Company, any Subsidiary or Affiliate which is in existence or hereafter comes into existence, the Board and the Administrator shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.   Non-Exclusivity of Plan

        Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of retention shares or stock options otherwise than under this Plan or an arrangement not intended to qualify under Section 162(m) of the Code, and such arrangements may be either generally applicable or applicable only in specific cases.

22.   Governing Law

        This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.   No Right to Employment, Reelection or Continued Service

        Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its Affiliates.

24.   Forfeiture upon Termination of Employment

        Except as otherwise provided by the Administrator in the Award Agreement, unvested Awards shall be forfeited if the Participant terminates his or her employment with the Company, a Subsidiary or an Affiliate for any reason.

25.   Specified Employee Delay

        To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon Separation from Service before the date that is six months after the specified employee's Separation form Service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's Separation from Service (or, if earlier, as soon as administratively practicable after the specified employee's death).

26.   No Liability of Committee Members

        No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

27.   Severability

        If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

28.   Unfunded Plan

        The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

29.   Successors

        All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

30.   Recoupment Policy

        Subject to the terms and conditions of the Plan, the Administrator may provide that any Participant and/or any Award, including any shares of Common Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0000245229 1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR each Director under Item 1: 1. Election of Directors Nominees 01 David R. Brennan 02 Melvin Sharoky, M.D. INSMED INCORPORATED 10 FINDERNE AVENUE BRIDGEWATER, NJ 08807 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR Items 2 and 3: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Insmed Incorporated for the year ending December 31, 2015. 3. To approve the adoption of the Insmed 2015 Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000245229_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . INSMED INCORPORATED Annual Meeting of Shareholders May 21, 2015 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Donald Hayden, Jr., William H. Lewis, Andrew T. Drechsler, and Christine Pellizzari or any of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of Common Stock of Insmed Incorporated that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 2015 at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side